17
                     AGREEMENT AND PLAN OF REORGANIZATION

     This AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement"), dated as of March __, 1998, by and among Ralston Purina Company, a Missouri corporation ("Ralston"), Ralston Purina International Holding Company, Inc., a Delaware corporation and wholly owned subsidiary of Ralston ("RPIHCI") and Agribrands International, Inc. ("Agribrands"), a Missouri corporation and wholly owned subsidiary of RPIHCI.

                                  WITNESSETH:

     WHEREAS, Ralston's businesses consist of the manufacture, distribution and sale of battery products and pet products domestically and internationally, and the manufacture, distribution and sale of agricultural formula animal feeds and other agricultural animal nutrition products primarily outside the United States; and

     WHEREAS, the Board of Directors of Ralston (the "Ralston Board") has determined that it is in the best interests of the Ralston shareholders to separate Ralston's international agribusiness from its core pet products and battery businesses, and to consolidate such agribusiness, which is currently conducted by various subsidiaries and affiliates, into Agribrands, and to distribute the $.01 par value Agribrands Stock ("Agribrands Stock") to shareholders of its $.10 par value Ralston Purina Common Stock ("Ralston Stock"); and

     WHEREAS, in order to effect such separation, the Ralston Board has determined that it is necessary and advisable to consolidate the international agribusiness through various restructurings and to transfer to Agribrands the direct stock ownership of those subsidiaries and other assets of Ralston that are engaged in the operation of the agribusiness, as well as certain trademarks and technology used in the international agribusiness, as more fully set forth below; and

     WHEREAS, in connection with such consolidation, Ralston formed Agribrands by causing Tradico, Inc., a Delaware corporation and wholly-owned subsidiary of Ralston, to be merged into Tradico Missouri, Inc., a Missouri corporation and wholly-owned subsidiary of Ralston, and the surviving Missouri corporation to be renamed Agribrands International, Inc., effective November 18, 1997; and

     WHEREAS, in order to effect such distribution of the ownership of Agribrands to the holders of Ralston Stock, the Ralston Board has determined that it is necessary and desirable to distribute all outstanding shares of Agribrands Stock on a pro rata basis to the holders of Ralston Stock, such distribution being hereinafter referred to as the "Distribution"; and

     WHEREAS, the mergers and liquidations of certain affected subsidiaries are intended to qualify under Sections 368(a)(1)(A) and 332 of the Internal
Revenue Code of 1986, as amended (the "Code"), the transfer of assets are intended to qualify under Code Section 368(a)(1)(D), and the distribution of Agribrands Stock is intended to qualify under Code Section 355; and

     WHEREAS, the parties hereto have determined that it is necessary and desirable to set forth the principal corporate transactions required to effect the Distribution and to set forth other agreements that will govern certain other matters prior to and following the Distribution;

     NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained and intending to be legally bound thereby, the parties hereto agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

     1.01       General.  As used in this Agreement, the following terms shall
                -------
have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     AAFCO:    the  Association  of  American  Feed  Control  Officials.
     -----

     Action:    any  action,  claim, suit, arbitration, inquiry, proceeding or
     ------
investigation by or before any court, governmental or other regulatory or administrative agency or commission or any arbitration or other tribunal.

     Affiliate:    with  respect  to  any  specified Person, an "affiliate" as
     ---------
defined in Rule 405 promulgated pursuant to the Securities Act; provided, however, that for purposes of this Agreement (i) Affiliates of Agribrands shall not be deemed to include Ralston or any corporation which will be a subsidiary or affiliate of Ralston following the Distribution; and (ii) Affiliates of Ralston shall not be deemed to include Affiliates of Agribrands.

     Agribrands  Board:    the Board of Directors of Agribrands International,
     -----------------
Inc.  and  their  duly  elected  or  appointed  successors.

     Agribrands  Deferred  Compensation  Plan:   as defined in Section 7.07 of
     ----------------------------------------
this  Agreement.

     Agribrands  Notes:   the promissory notes issued by Agribrands to Ralston
     -----------------
in connection with the contribution by Ralston to Agribrands of the stock of certain foreign subsidiaries.

     Agribrands  Stock:    Agribrands  common stock, par value $.__ per share.
     -----------------

     Agribusiness:  Ralston's  direct  or  indirect  ownership  of  (i)  the
     ------------
international  business of the manufacture, distribution and sale of feeds for
     ----
commercial livestock, commercial poultry, laboratory animals, zoo animals, wild birds and game, and fish and shellfish raised in commercial aquaculture facilities; and operation of hatcheries; (ii) pet food manufacturing operations in Korea and sale and distribution of such locally manufactured pet food products; (iii) pet food manufacturing operations in Canada at Strathroy, Ontario, and the sale and distribution of such locally manufactured products; and (iv) all joint ventures involving or associated with the businesses described in (i) through (iii) above.

     Agribusiness  Assets:    except to the extent provided in, and subject to
     --------------------
the provisions of, any of the Ancillary Agreements, (i) all of the Assets legally or beneficially owned by any member of the Agribusiness Group at the Distribution; (ii) any office equipment and furniture used immediately prior to the Distribution exclusively by Agribusiness Employees; and (iii) all of the other Assets listed on Schedule ___. Notwithstanding the above, however, Agribusiness Assets shall not include the Assets listed or described on Schedule ___ [e.g., Encrucijada].

     Agribusiness  Employee:  any individual who (a) is identified on Schedule
     ----------------------
___, (b) on the Distribution Date is, or immediately following the Distribution will be, an officer or employee of any member of the Agribusiness Group, (c) is employed by a member of the Ralston Group but, pending transfer of employment to a member of the Agribusiness Group, performs duties primarily for the Agribusiness; or (d) is on leave or layoff from active employment on the Distribution Date but who, immediately prior to commencement of such leave or layoff, was primarily employed in the Agribusiness. Notwithstanding the foregoing, an Agribusiness Employee shall not include any individual who, as of the Distribution Date, (i) has been determined to be disabled under the Purina Benefit Association Long Term Disability Plan ("LTD Plan"), the Ralston Purina Company Group Life Insurance Plan or the Retirement Plan; (ii) is on leave during a waiting period prior to a determination of disability under the LTD Plan; or (iii) is employed by a member of the Agribusiness Group but performs duties primarily for a Ralston Business, pending subsequent transfer of employment to a member of the Ralston Group or termination of employment.

     Agribusiness  Group:   Agribrands and its Affiliates at the Distribution.
     -------------------

     Agribusiness Individual:  any individual who is an Agribusiness Employee,
     -----------------------
a Former Agribusiness Employee, or a beneficiary of an Agribusiness Employee or of a Former Agribusiness Employee.

     Agribusiness  Obligations:    as  defined in Article X of this Agreement.
     -------------------------

     Agricultural  Channel:   as defined in Section 5.01(_) of this Agreement.
     ---------------------

     Ancillary  Agreements:    any  and  all  of  the agreements, instruments,
     ---------------------
understandings,  assignments and other arrangements entered into in connection
     -
with the transactions contemplated hereby, including, without limitation, the Tax Sharing Agreement, the Bridging Services Agreement, the Trademark Agreement, the Technology License Agreement and certain Toll-Milling Agreements.

     Asset:    any  and  all  assets  and  properties, tangible or intangible,
     -----
including,  but  not  limited  to,  the  following:  (i) cash, notes and trade
     -
receivable  accounts  (whether current or non-current and including all rights
     -
with respect thereto); (ii) certificates of deposit, bankers' acceptances, stock, debentures, evidences of indebtedness, certificates of interest or participation in profit-sharing agreements, collateral-trust certificates, preorganization certificates, investment contracts, voting-trust certificates;
(iii) trade secrets, confidential information, registered and unregistered trademarks, service marks, service names, trade styles and trade names and associated goodwill; statutory, common law and registered copyrights; applications for any of the foregoing, rights to use any of the foregoing and other rights in, to and under any of the foregoing; (iv) rights under leases, contracts, licenses, permits, and sales and purchase agreements; (v) real estate and buildings and other improvements thereon and timber and mineral rights of every kind; (vi) leasehold improvements, fixtures, trade fixtures, machinery, equipment (including transportation and office equipment), tools, dies and furniture; (vii) office supplies, production supplies, spare parts, other miscellaneous supplies and other tangible property of any kind; (viii) raw materials, work-in-process, finished goods, consigned goods and other inventories; (ix) prepayments or prepaid expenses; (x) claims, causes of action, choses in action, rights of recovery and rights of set-off of any kind; (xi) the right to receive mail and other communications; (xii) lists of advertisers, records pertaining to advertisers and accounts, lists and records pertaining to suppliers and agents, and books, ledgers, files and business records of every kind; (xiii) advertising materials and other recorded, printed or written materials; (xiv) goodwill as a going concern and other intangible properties; (xv) personnel records and employee contracts, including any rights thereunder to restrict an employee from competing in certain respects; and (xvi) licenses and authorizations issued by any governmental authority.

     Bridging  Services  Agreement:    as  defined  in  Section  5.03  of this
     -----------------------------
Agreement.
     ---

     Business:    the  Agribusiness  or  the  Ralston  Business; together, the
     --------
"Businesses."
     -

     Business  Day:  any day other than a Saturday, a Sunday or a day on which
     -------------
banking institutions located in the State of Missouri are obligated by law or executive order to close.

     CME:    calculated  metabolizable  energy.
     ---

     Code:    the  Internal Revenue Code of 1986, as amended, or any successor
     ----
legislation.

     Committee:    the  Nominating  and Compensation Committee of the Board of
     ---------
Directors  of  Agribrands.

     Comparable  Product:    as  defined in Section 5.01(_) of this Agreement.
     -------------------

     Current  Plan  Year:    the  plan  year  or  fiscal  year,  to the extent
     -------------------
applicable  with  respect  to  any  Plan,  during  which the Distribution Date
     ----
occurs.
     -

     Distribution:    as  defined  in  the  recitals  to  this  Agreement.
     ------------

     Distribution Date:  the date, to be determined by the Ralston Board as of
     -----------------
which  the  Distribution  shall  be  effected.

     DuPont  Agreement:    the agreement as defined in Section 5.01(_) of this
     -----------------
Agreement.

     ERISA:   the Employee Retirement Income Security Act of 1974, as amended,
     -----
or  any  successor  legislation.

     ESOP  Stock:   Ralston Purina Company Series A ESOP Convertible Preferred
     -----------
Stock,  $1.00  par  value.

     Exchange  Act:  the Securities Exchange Act of 1934, as amended, together
     --------------
with  the  rules  and  regulations  promulgated  thereunder.

     Executive  SIP:    the  Ralston Purina Executive Savings Investment Plan.
     --------------

     Fair  Market  Value:   the fair market value of property as determined by
     -------------------
appraisals performed by third party appraisers independent of Ralston and Agribrands.

     Form  10:  as  defined  in  Section  2.06  of  this  Agreement.
     --------

     Former Agribusinesses:  all of the following international businesses and
     ---------------------
operations heretofore, but not currently, owned and conducted directly or indirectly by Ralston: (i) former international businesses of producing and distributing commercial feeds for livestock and poultry and rations for laboratory animals, zoo animals and wild birds and game; and operation of hatcheries; (ii) former pet food manufacturing operations in Korea, and sale and distribution in Korea of pet foods formerly locally manufactured; (iii) poultry processing; (iv) finished poultry products; (v) manufacture and sale of silos; (vi) manufacture and distribution of livestock and poultry health products; (vii) commercial egg production (fertile and infertile); (viii) vitamins for human consumption; (ix) raising of laboratory rats; (x) professional services in ocean sciences and technology; (xi) fishmeal processing; (xii) oilseed processing other than soy processing; (xiii) sale and lease of breeding hogs; (xiv) other businesses managed or directed by employees of the Agribusiness, other than cereal, baked goods, tuna processing and soy protein businesses; and (xv) all joint ventures involving or associated with the businesses described in (i) through (xiv) above or the Agribusiness.

     Former Agribusiness Employee:  an individual who was employed by a member
     ----------------------------
of the Agribusiness Group or a Former Agribusiness at the time of his or her termination or retirement on or prior to the Distribution Date.

     Former  Businesses:    The  Former  Ralston  Businesses  and  the  Former
     ------------------
Agribusinesses.
     ---

     Former  Ralston  Businesses:    all  of  the  businesses  and  operations
     ---------------------------
heretofore,  but not currently, directly or indirectly owned and conducted  by
     ---
Ralston,  other  than  a  Former  Agribusiness.

     Former  Ralston  Employee:  an individual who was employed by a member of
     -------------------------
the Ralston Group or a Former Ralston Business at the time of his or her termination or retirement.

     Group:    the  Ralston  Group  or  the  Agribusiness  Group.
     -----

     Indemnifiable  Loss:    with  respect  to  any claim by an Indemnitee for
     -------------------
indemnification hereunder, any and all losses, liabilities, claims, damages, obligations, payments, costs and expenses (including, without limitation, the costs and expenses of any and all Actions, demands, claims and assessments, and any and all judgments, settlements and compromises related thereto and reasonable attorney's fees and expenses in connection therewith) incurred or suffered by such Indemnitee with respect to such claim except as may arise in connection with the performance of any of the Ancillary Agreements, which shall, in each such case, be governed by the terms of such Ancillary Agreement.

     Indemnitee:    as  defined  in  Section  4.03  of  this  Agreement.
     ----------

     Indemnitor:    as  defined  in  Section  4.03  of  this  Agreement.
     ----------

     Information:    as  defined  in  Section  6.02  of  this  Agreement.
     -----------

     Information  Statement:   the information statement to be sent to holders
     ----------------------
of Ralston Stock in connection with the Distribution, which shall set forth appropriate disclosures concerning the Agribusiness, Agribrands, the Distribution and other related matters.

     IRS:    the  Internal  Revenue  Service.
     ---

     ISP:    the  Ralston  Purina  1988  and  1996  Incentive  Stock  Plans.
     ---

     Liabilities:    all  claims, debts, liabilities, royalties, license fees,
     -----------
losses, costs, expenses, deficiencies, litigation proceedings, taxes, levies, imposts, duties, deficiencies, assessments, attorneys' fees, charges, allegations, demands, damages, judgments, guaranties, indemnities, or obligations, whether absolute or contingent, matured or unmatured, liquidated or unliquidated, accrued or unaccrued, known or unknown and whether or not the same would properly be reflected on a balance sheet, including all costs and expenses relating thereto.

     Notice  of  Claim:    as  defined  in  Section  4.03  of  this Agreement.
     -----------------

     NYSE:    the  New  York  Stock  Exchange.
     ----

     Operating  Agreement:    An  agreement as described in Section 2.04(f) in
     --------------------
effect during a period of beneficial ownership of the Agribusiness Assets or the Ralston Assets.

     Person:   an individual, a partnership, a joint venture, a corporation, a
     ------
trust or other entity, an unincorporated organization or a government or any department or agency thereof.

     Plan:    any  plan,  policy, arrangement, contract or agreement providing
     ----
benefits (including salary, bonuses, deferred compensation, incentive compensation, savings, stock purchases, pensions, profit sharing, welfare benefits or retirement or other retiree benefits, including retiree medical benefits) for any group of employees or former employees or individual employee or former employee, or the beneficiary or beneficiaries of any such employee or former employee, whether formal or informal or written or unwritten and whether or not legally binding, and including any means, whether or not legally required, pursuant to which any benefit is provided by an employer to any employee or former employee or the beneficiary or beneficiaries of any such employee or former employee.

     Protected Agribrands Business:  the business described in Section 5.01(_)
     -----------------------------
of  this  Agreement.

     Protected Ralston Business:  the business described in Section 5.01(_) of
     --------------------------
this  Agreement.

     Qualified Plan:  a Plan which is an employee pension benefit plan (within
     --------------
the meaning of Section 3(2) of ERISA) and which constitutes or is intended in good faith to constitute a qualified plan under Section 401(a) of the Code.

     Ralston:    as  defined  in  the  recitals  to  this  Agreement.
     -------

     Ralston Assets:  subject to the provisions of any of the other agreements
     --------------
referred to in this Agreement, all of the Assets, other than the Agribusiness Assets, used or held immediately prior to the Distribution Date by or on behalf of any member of either Group.

     Ralston  Board:    the  Board  of Directors of Ralston Purina Company and
     --------------
their  duly  elected  or  appointed  successors.

     Ralston  Business:   all of the businesses owned, directly or indirectly,
     -----------------
by Ralston and conducted immediately prior to the Distribution Date, other than the Agribusiness.

     Ralston  Deferred  Compensation  Plan:    the  Ralston  Purina  Deferred
     -------------------------------------
Compensation  Plan  for  Key  Employees.
     ---

     Ralston Employee:  any individual who at any time is or was an officer or
     ----------------
employee  of  any member of either Group, other than an Agribusiness Employee.

     Ralston  Group:   Ralston and its Subsidiaries and Affiliates, other than
     --------------
members  of  the  Agribusiness  Group.

     Ralston  Individual:   any individual who (i) is a Ralston Employee, (ii)
     -------------------
at any time prior to the Distribution Date is or was an officer or employee of any Former Ralston Business or (iii) is a beneficiary of any individual specified in clause (i) or (ii).

     RPIHCI:    Ralston  Purina  International  Holding  Company,  Inc.
     ------

     Ralston Option:  the option defined in Section 7.08(_) of this Agreement.
     --------------

     Ralston  Stock:    Ralston  Purina  Company common stock, $.10 par value.
     --------------

     Record  Date:    the  date  to be determined by the Board of Directors of
     ------------
Ralston, or the Executive Committee thereof, as the record date for determining shareholders of Ralston Stock entitled to receive the Distribution.

     Retirement  Plan:    the  Ralston  Purina  Retirement  Plan.
     ----------------

     Rights:  the rights to be issued by Agribrands pursuant to the Agribrands
     ------
Rights  Agreement.

     SEC:    the  Securities  and  Exchange  Commission.
     ---

     Securities  Act:    the Securities Act of 1933, as amended, together with
     ---------------
the  rules  and  regulations  promulgated  thereunder.

     Shared  Liability:    a Liability arising out of, or associated with, the
     -----------------
ownership of both the Agribusiness Assets and the Ralston Assets; or the operation of the Agribusiness or a Former Agribusiness, on the one hand, and the Ralston Business or a Former Ralston Business, on the other hand, prior to the Distribution.

     SIP:    a  Savings  Investment  Plan.
     ---

     Subsidiary:    with  respect  to any specified Person, any corporation or
     ----------
other legal entity of which such Person or any of its Subsidiaries controls or owns, directly or indirectly, 50% or more of the stock or other equity interest entitled to vote on the election of members to the board of directors or similar governing body of such corporation or other legal entity.

     Tax  Sharing  Agreement:    as defined in Section 5.03 of this Agreement.
     -----------------------

     Technology  License  Agreement:    as  defined  in  Section  5.03 of this
     ------------------------------
Agreement.
     --

     Third-Party  Claim:    any  Action  or  claim by a third party against or
     ------------------
otherwise involving an Indemnitee for which indemnification may be sought pursuant to Article IV hereof.

     Toll-Milling  Agreements:   as defined in Section 5.03 of this Agreement.
     ------------------------

     Trademark  Agreement:    as  defined  in  Section 5.03 of this Agreement.
     --------------------

     Welfare Plan:  any Plan, including but not limited to the Plans listed on
     ------------
Schedule 7.04, which is not a Qualified Plan and which provides medical, health, disability, accident, life insurance, death, dental or other welfare benefits, including any post-employment benefits or retiree medical benefits.

     1.02      References to Time.  All references to times of the day in this
               ------------------
Agreement  shall  refer  to  St.  Louis,  Missouri  time.

                                  ARTICLE II

                CERTAIN TRANSACTIONS PRIOR TO THE DISTRIBUTION

     2.01     Restructuring Transactions.  Prior to, or as soon as practicable
              --------------------------
following,  the  Distribution  Date,  the  following  shall  be  effected:

     (a)     Italian Demerger.  Pursuant to Italian law, Purina Italia S.p.A.,
             ----------------
an Italian corporation, shall be divided into two corporations by transferring all assets and liabilities of Purina Italia associated with the Ralston Business to Newco Italy 1 and thereafter by issuing the stock of Newco Italy 1 to RPIHCI (99.98% owner) and Ralston (.02% owner), in proportion to their ownership of shares of Purina Italia. A pro rata portion of the shares of Purina Italia, representing the net book value of the assets of the Ralston Business in proportion to the entire net book value of assets of Purina Italia, shall be canceled and new share certificates in Purina Italia shall be issued to reflect the reduction in the number of shares outstanding as a
result  of  the  demerger.   Schedule 2.01(a) sets forth the balance sheet for
Purina  Italia  as  of  the  effective  date  of  the  demerger.

     (b)      Canadian Restructuring. Agribrands shall form a new wholly-owned
              ----------------------
subsidiary, Newco Canada. Agribrands shall contribute capital to Newco Canada in an amount sufficient to purchase, and shall cause Newco Canada to purchase, all of the assets and liabilities associated with the portion of the Agribusiness owned and conducted by Ralston Purina Canada Inc., as set forth on Schedule 2.01(b). The purchase price shall be equal to the Fair Market Value of such assets.

     (c)          Brazilian  Restructuring.  Ralston Purina do Brasil, LTDA, a
                  ------------------------
Brazilian corporation, shall form a new wholly-owned subsidiary, Newco Brazil, and shall contribute all of the assets and certain liabilities associated with its ownership and operation of the Agribusiness to Newco Brazil. Agribrands shall purchase from Ralston Purina do Brasil the stock of Newco Brazil for cash in an amount equal to its Fair Market Value as set forth on Schedule 2.01(c).

     (d)          French  Restructuring.    Ralston  Purina  France,  a French
                  ---------------------
corporation, shall form a new wholly-owned subsidiary, Newco France, and shall contribute all of the assets and liabilities associated with its ownership and operation of the Ralston Business to Newco France. Ralston shall then purchase from Ralston Purina France all of the stock of Newco France for cash in an amount equal to its Fair Market Value as set forth on Schedule 2.01(d).

     (e)       Mexican Restructuring/Merger.  PPA Investments Inc., a Delaware
               ----------------------------
corporation, shall purchase from Ralston Purina Holdings Mexico S.A. de C.V., a Mexican corporation, all of the capital stock of Industrias Purina, S.A. de C.V., a Mexican corporation, for cash in an amount equal to its Fair Market Value as set forth on Schedule 2.01(e). PPA Investments Inc. shall then adopt a plan of complete liquidation and merge into RPIHCI, as a result of which
Industrias  Purina  shall  become  a  direct  subsidiary  of  RPIHCI.    Any
intercompany debt owed by RPIHCI to PPA Investments at the time of the merger will be extinguished as a result of the merger.

     (f)          Guatemalan  Restructuring.    Ralston shall cause [a Ralston
                  -------------------------
Affiliate] to purchase from Purina de Guatemala, S.A., a Guatemalan corporation, certain of the assets and liabilities associated with the pet products operations of Purina de Guatemala for cash in an amount equal to the net book value of such assets as set forth on Schedule 2.01(f).

     (g)      Colombian Restructuring.  Checkerboard Holding Company, a wholly
              -----------------------
owned subsidiary of RPIHCI, shall form a new wholly-owned subsidiary, Newco Colombiana, and shall cause Newco Colombiana to purchase from Purina Colombiana S.A, a Colombian corporation, certain of the assets and liabilities associated with the pet products operations of Purina Colombiana for cash in an amount equal to the net book value of such assets as set forth on Schedule 2.01(g).

     (h)     Venezuelan Restructuring. [Checkerboard Holding Company, a wholly
             ------------------------
owned subsidiary of RPIHCI,] shall purchase from Purina de Venezuela, C.A., a Venezuelan corporation, all of the assets and liabilities associated with the pet products operations of Purina de Venezuela and certain of the assets formerly associated with the Agribusiness for cash in an amount equal to the net book value of such assets as set forth on Schedule 2.01(h).

     (i)          Peruvian  Restructuring.    [Newco  Colombiana,  a Colombian
                  ------------------------------------------------------------
corporation],shall  purchase  from  Purina Peru, S.A., a Peruvian corporation,
         ----
all of the assets and liabilities associated with the pet products operations of Purina Peru for cash in an amount equal to the net book value of such assets as set forth on Schedule 2.01(i).

     (j)        Merger of RPIHCI into Ralston.  Ralston and RPIHCI shall enter
                -----------------------------
into an Agreement and Plan of Merger and Complete Liquidation in substantially the form attached to this Agreement as Exhibit ___, ("Merger Agreement") pursuant to which RPIHCI shall be merged with and into Ralston pursuant to the General and Business Corporation Law of Missouri and Delaware General Corporation Law, and in accordance with the terms and conditions of the Merger Agreement. Following such merger, RPIHCI will cease to exist, and Ralston shall become the direct owner of Agribrands and all other stock interests owned by RPIHCI at the time of the merger. Intercompany debt owed by RPIHCI to Ralston at the time of the merger will be paid through the liquidating distribution of RPIHCI's assets to Ralston at such time.

     (k)          Contribution to Agribrands; Issuance of Notes  Ralston shall
                  --------------------------
thereafter contribute to Agribrands, as contributions to capital, all of its stock ownership in the following:

(i) Latin American Agribusiness Development Corporation, a Panamanian corporation;
(ii)  Purina  Italia  S.p.A.;
(iii  Purina  de  Guatemala,  S.A.,  a  Guatemalan  corporation;
(iv)  Purina  Colombiana  S.A.,  a  Colombian  corporation;
(v)  Purina  de  Venezuela,  C.A.,  a  Venezuelan  corporation;
(vi)  Purina  Peru  S.A.,  a  Peruvian  corporation;
(vii)  Purina  Korea,  Inc.,  a  Korean  corporation;
(viii)  Industrias  Purina,  S.A.  de  C.V,  a  Mexican  corporation;
(ix)  Purina  Espana,  S.A.,  a  Spanish  corporation;
(x)  Ralston  Purina  France,  a  French  corporation;
(xi)  Purina  Besin  Maddeleri  Sanayi VE Ticaret A.S., a Turkish corporation;
(xii)  Ralston  International  Service  Corporation,  a  Delaware corporation;
(xiii)  Purina  Nanjing  Feedmill  Company  Limited,  a  Chinese  corporation;
(xiv)  Purina  Yantai  Feedmill  Company  Ltd,  a  Chinese  corporation;
(xv)  Purina  Fushun  Feedmill  Company,  Ltd.,  a  Chinese  corporation;
(xvi) Agribrands Purina (Langfang) Feedmill Company, Ltd., a Chinese corporation;
(xvii)  Purina  Philippines,  Inc.,  a  Philippines  corporation;
(xviii) Purina Hungaria Animal Feed and Trading Company Limited, a Hungarian corporation;
(xix) Purina Portugal Alimentacao e Sanidade Animal Lda., a Portuguese corporation.

In partial consideration for the contribution by Ralston to Agribrands of the stock of each majority-owned foreign subsidiary as set forth above, Agribrands shall issue to Ralston a separate Agribrands Note with respect to each such subsidiary. Each Agribrands Note shall be in the principal amount of US$1,000, bear interest at the rate of 6% per annum and be payable in a lump sum on September 30, 1998. Prior to the Distribution, Ralston shall transfer the Agribrands Notes to one or more members of the Ralston Group as payment against outstanding indebtedness which is owed to such member or members by Ralston and is reflected in interest-bearing intercompany accounts.

     2.02      Issuance of Stock.  Prior to the Distribution Date, the parties
               -----------------
hereto  shall  take  all  steps  necessary  so  that  immediately prior to the
Distribution Date, the number of shares of Agribrands Stock outstanding and held by Ralston shall equal the number of shares necessary to effect the Distribution. The Distribution shall be effected by distributing, on a pro rata basis to every holder of Ralston Stock, one share of Agribrands Stock for every ten (10) shares of Ralston Stock held as of the Record Date.

     2.03          Share Purchase Rights Agreement; Articles of Incorporation;
                   -----------------------------------------------------------
Bylaws.   Prior to the Distribution Date, Agribrands shall adopt an Agribrands
    --
Share Purchase Rights Agreement in substantially the form filed with the SEC as an exhibit to the Form 10, and the Board of Directors of Agribrands shall authorize a distribution of one Right to every share of outstanding Agribrands Stock, such distribution to occur prior to the Distribution. Ralston and Agribrands shall take all action necessary so that, at the Distribution Date, the Articles of Incorporation and Bylaws of Agribrands shall be substantially in the forms filed with the SEC as exhibits to the Form 10.

     2.04          Transfer  of  Assets;  Assumption  of  Liabilities.
                   --------------------------------------------------

     (a) Prior to the Distribution Date, the parties hereto shall also take all action necessary to convey, assign and transfer to Agribrands, effective as of the Distribution Date, all of the right, title and interest of Ralston or its Affiliates in the Agribusiness Assets and to convey, assign and transfer to Ralston or its Affiliates all of the right, title and interest of any member of the Agribusiness Group to the Ralston Assets. Effective as of the Distribution Date, Ralston shall contribute to Agribrands the capital stock of the Subsidiaries of Agribrands listed in Schedule 2.01(k), and Agribrands shall become the beneficial owner of all of the Agribusiness Assets. As of the Distribution, Ralston shall cause Agribrands to hold cash and marketable securities in an amount equal to the outstanding indebtedness, if any, of the Agribusiness Group plus US$25 million. Effective as of the Distribution Date, Ralston and its Affiliates shall become the beneficial owners of all of the Ralston Assets. The parties acknowledge that formal actions to effect fully such transfers of Assets may not be completed by the Distribution Date, but that the entire beneficial title and interest in and to each Asset shall pass to Agribrands or to Ralston, as the case may be, as of the Distribution Date. Except as provided otherwise in other agreements, the parties shall take such action as is necessary in their reasonable discretion, whether before or after the Distribution Date, to complete the transfer of the Agribusiness Assets to Agribrands and the Ralston Assets to Ralston, as the case may be, and each party shall cooperate fully with the other in such regard.

     (b) As of the Distribution Date, Agribrands and Ralston and, as appropriate, other members of their respective Groups, shall assume or retain all of, the Liabilities, with respect to Agribrands, of the Agribusiness and Former Agribusinesses and, with respect to Ralston, the Ralston Business and Former Ralston Businesses, of whatsoever type or nature, arising exclusively out of or associated exclusively with the ownership of the Assets of such Businesses or Former Businesses or the operation of such Businesses or Former Businesses prior to the Distribution, whether such Liabilities become known prior to or after, or are asserted prior to or after, the Distribution. Agribrands and its Affiliates and Ralston and its Affiliates shall assume a share of any Shared Liability in proportion, as applicable, to their respective ownership of the applicable assets, control of affected operations or employment of affected individuals. Notwithstanding the foregoing, effective as of the Distribution Date, Agribrands or another member of the Agribusiness Group shall assume Liabilities specifically described in any other provision of this Agreement or any Ancillary Agreement, and Liabilities described on Schedule 2.04(b) to this Agreement including, but not limited to, approximately US$75 million of debt arising under existing arrangements or borrowed pursuant to a newly-established revolving credit facility. Ralston and members of the Ralston Group shall, except as qualified hereinabove, retain or assume (i) the Liabilities specifically described in this Agreement or any Ancillary Agreement, and (ii) the Liabilities specifically described on
Schedule  2.04(b)  to  this  Agreement.

     (c) The parties agree and acknowledge that the assumption by Agribrands or other members of the Agribusiness Group or Ralston or other members of the Ralston Group, as the case may be, of all such Liabilities described herein is part of a single plan to transfer the Agribusiness and the Agribusiness Assets to Agribrands. With regard to that plan, the parties further agree that (i) the entire beneficial title and interest in and to each and all of the Agribusiness Assets shall, regardless of when legal title to any such asset is in fact transferred to Agribrands or its Subsidiaries, remain in Ralston until the Distribution Date at which time all beneficial title and interest in all of the Agribusiness Assets will pass to Agribrands, and all title and interest in and to each and all of the Ralston Assets which is owned by a member of the Agribusiness Group prior to the Distribution Date shall, regardless of when legal title to any such asset is in fact transferred to Ralston or its Subsidiaries after the Distribution Date, be beneficially owned by Ralston;
(ii) the economic burden of the assumption by the members of the Agribusiness Group or the Ralston Group, as the case may be, of each and all of the Liabilities described herein shall pass to the Agribusiness Group or the Ralston Group, as the case may be, as of the Distribution Date, regardless of when Agribrands or any other member of the Agribusiness Group or Ralston or any other member of the Ralston Group, as the case may be, in fact assumes or becomes legally obligated to the obligee of any one or more of such Liabilities; and (iii) all operations of the Agribusiness shall be for the account of Ralston through 11:59 p.m. on the Distribution Date and shall be for the account of Agribrands thereafter.

     (d) Ralston and Agribrands shall, and shall cause their Affiliates to, execute prior to, or as soon as practicable following, the Distribution Date, such additional agreements and arrangements as may be necessary or appropriate
(i) to effect the restructuring transactions set forth in Section 2.01; (ii) to transfer to the appropriate member of the Agribusiness Group or Ralston Group such local product registrations, franchises, licenses, and any other governmental authorizations or other rights owned or held by Ralston, Agribrands or their respective Groups that are necessary to the conduct of their Businesses in such jurisdiction; (iii) to make all such further assignments and do all such other acts as are necessary or desirable to carry out the intent of the parties that each of the Businesses, as a going concern, be fully vested in the appropriate party as of the Distribution Date and operated for its benefit and burden as of 11:59 p.m. CST; and (iv) to provide for, and negotiate in good faith, such other agreements and arrangements relating to the foregoing as the parties deem appropriate, including but not limited to any such agreements or arrangements relating to the treatment of employees, benefit plans and taxes.

     (e) If any Agribusiness Asset or Ralston Asset is not owned, respectively, by a member of the Agribusiness Group or Ralston Group or leased from a third party or governmental entity by a member of the appropriate Group, as of the Distribution Date, Ralston and Agribrands shall use their reasonable best efforts to transfer, assign and deliver such assets or leases to the appropriate member of the other Group as soon as practicable thereafter. Prior to such transfer or assignment, Ralston or Agribrands, as the case may be, shall use its best efforts to give the benefits of ownership of such Assets to the appropriate member of the other Group. The entire economic beneficial interest in and to, and the risk of loss with respect to, such Assets shall, regardless of when legal title thereto shall be transferred to the appropriate member of the Agribusiness or Ralston Group, pass to those entities as of the Distribution. Ralston and Agribrands shall, or shall cause their Affiliates to, hold such Assets for the benefit and risk of the other and shall cooperate with the other in any lawful and reasonable arrangements designed to provide the benefits of ownership of the Assets to it, including but not limited to properly recording evidence of such beneficial ownership and risk of loss with appropriate governmental entities as required by applicable law. In the event that the legal interest in such Assets or any claim, right or benefit arising thereunder or resulting therefrom, is not capable of being sold, assigned, transferred or conveyed hereunder as a result of the failure to receive any consents or approvals required for such transfer, then the legal interest in such Assets shall not be sold, assigned, transferred or conveyed unless and until approval, consent or waiver thereof is obtained. Ralston and Agribrands shall, or shall cause their Affiliates, at their expense, to use reasonable best efforts to cooperate in obtaining such consents or approvals as may be necessary to complete such transfers and to obtain satisfaction of conditions to transfer as soon as practicable. Nothing in this Agreement shall be construed as an attempt to assign to a member of the Agribusiness Group or the Ralston Group any legal interest in such Assets which, as a matter of law or by the terms of any legally binding contract, engagement or commitment to which the legal owner is subject, is not assignable without the consent of any other party, unless such consent shall have been given.

     (f) After the Distribution Date, Ralston and Agribrands shall cause such Assets (including the capital stock of any Affiliates) which are beneficially owned by the other party to be managed at the direction of the beneficial owner pursuant to an Operating Agreement until such Assets are actually legally transferred and conveyed. Without limiting the foregoing, all revenues, earnings and cash flows associated with the Assets following the Distribution Date shall be for the account of the beneficial owner but shall be retained by the respective legal owner until the transfers are legally effected. Following the Distribution Date, neither Ralston nor Agribrands shall be required to lend, advance, contribute or use any of its own funds in connection with the operations of such Assets.

     (g) To the extent that, at the Distribution Date, Agribrands and its Affiliates hold cash and marketable securities in excess of US$25 million over the amount of its outstanding indebtedness, it shall remit such excess over US$25 million to Ralston in US dollars. If the amount of cash and marketable securities in excess of such outstanding indebtedness is less than US$25 million, Ralston shall pay such difference to Agribrands in US dollars. Prior to any such payment, Ralston shall have the opportunity to review, to its satisfaction, the books and records of Agribrands and its Affiliates, bank records, loan documentation and other relevant materials in order to enable Ralston to verify the amount to be transferred. Agribrands shall cooperate in Ralston's review and shall remit such funds, if any, to Ralston, or Ralston shall pay such funds to Agribrands, within __ days of the final determination of the amount to be transferred.

     2.05     Conduct of Business Pending the Distribution Date.  Prior to the
              -------------------------------------------------
Distribution Date, the Agribusiness shall be operated for the sole benefit of Ralston.

     2.06          Registration  and Listing.  Prior to the Distribution Date:
                   -------------------------

     (a) Ralston and Agribrands shall prepare, and Agribrands shall file with the SEC, a Registration Statement on Form 10 pursuant to Section 12(b) of the Exchange Act with respect to the Agribrands Stock and associated Rights. Ralston and Agribrands shall use reasonable efforts to cause the Form 10 to become effective under the Exchange Act, and, following such effectiveness, Ralston shall mail the Information Statement to the holders of record of Ralston Stock as of the close of business on the Record Date.

     (b) The parties hereto shall take all such actions as may be necessary or appropriate under state securities and Blue Sky laws in connection with the Distribution.

     (c) Ralston and Agribrands shall prepare, and Agribrands shall file and seek to make effective, an application for the listing of the Agribrands Stock and associated Rights on the NYSE.

                                  ARTICLE III

                               THE DISTRIBUTION

     3.01      Record Date and Distribution Date.  Subject to the satisfaction
               ---------------------------------
of the conditions set forth in Section 12.01, the Ralston Board shall establish the Record Date and the Distribution Date and any appropriate procedures in connection with the Distribution. The Distribution shall be effective as of 11:59 p.m. on the Distribution Date, and the determination of record holders of Ralston Stock on the Record Date shall also be as of 11:59 p.m. on that date.

     3.02       Distribution.  Ralston shall distribute all of the outstanding
                ------------
shares of Agribrands Stock to holders of record of Ralston Stock on the Record Date on the basis of one share of Agribrands Stock for each ten (10) shares of Ralston Stock outstanding on the Record Date, subject to the treatment of fractional shares set forth in Section 3.03. All shares of Agribrands Stock issued in the Distribution shall be duly authorized, validly issued, fully paid and nonassessable.

     3.03       Payment in Lieu of Fractional Shares.  No fractional shares of
                ------------------------------------
Agribrands Stock shall be issued in the Distribution. In lieu thereof, a distribution agent will aggregate fractional shares into whole shares and sell them in the open market at then prevailing prices on behalf of holders who otherwise would be entitled to receive fractional share interests, and such distribution agent shall remit to each holder of Ralston Stock who would otherwise be entitled to receive such fractional shares a cash payment equal to such holder's pro rata share of the total gross sale proceeds (after making appropriate deductions of the amount required for Federal tax withholding purposes). Ralston shall bear the cost of commissions incurred in connection with such sales.

                                  ARTICLE IV

                                INDEMNIFICATION

     4.01          Indemnification.
                   ---------------

     (a) From and after the Distribution Date, Ralston agrees to indemnify and hold harmless Agribrands against and in respect of any and all Liabilities assumed or retained by Ralston pursuant to Section 2.04(b) of this Agreement or related to, arising from, or associated with:

          (i) any breach or violation of any covenant made in this Agreement or any Ancillary Agreement by Ralston or any of its Subsidiaries;

          (ii) any Third-Party Claim primarily relating to the actions of the Ralston Board in authorizing the Distribution;

          (iii) the ownership, use or possession of the Ralston Assets or the operation of the Ralston Business or Former Ralston Businesses, whether relating to or arising out of occurrences prior to or after the Distribution, except to the extent liability therefor is assumed or retained by Agribrands or another member of the Agribusiness Group pursuant to Section 2.04(b) of this Agreement; and all operations conducted by Ralston, its successors and their Affiliates following the Distribution.

          (iv) with respect to employee benefit plans sponsored by Ralston, Ralston's failure to comply with the provisions of ERISA or the Code;

          (v) any violations of the Code, or of federal or state securities laws, in connection with the Distribution, the Information Statement and Form 10 or any filings made with governmental agencies with respect thereto, except to the extent that such violations, or allegations of violations, result from or are related to the disclosure to Ralston's corporate staff of information, or failure to disclose information, by officers, directors, employees, agents, consultants or representatives of the Agribusiness.

     Any indemnification provided for under this Section shall be deemed to also extend to other members of the Agribusiness Group, Affiliates, Agribusiness Employees, directors, Plan fiduciaries, shareholders, agents, consultants, representatives, successors, transferees and assigns of Agribrands or members of the Agribusiness Group.

     (b) From and after the Distribution Date, Agribrands agrees to indemnify and hold harmless Ralston against and in respect of all Liabilities assumed or retained by Agribrands or another member of the Agribusiness Group pursuant to
Section 2.04(b) of this Agreement or related to, arising from, or associated with:

          (i) any breach or violation of any covenant made in this Agreement or any Ancillary Agreement by Agribrands or any of its Subsidiaries or Affiliates; or

          (ii) the ownership, use or possession of the Agribusiness Assets or the operation of the Agribusiness or Former Agribusinesses, whether relating to or arising out of occurrences prior to or after the Distribution, except to the extent liability therefor is assumed or retained by Ralston or another member of the Ralston Group pursuant to Section 2.04(b) of this Agreement; and all operations conducted by Agribrands, its successors and their Affiliates following the Distribution.

          (iii) with respect to employee benefit plans sponsored by Agribrands, Agribrands' failure to comply with the provisions of the plan, ERISA or the Code;

          (iv) any violation or allegations of violations of federal or state securities laws in connection with the Distribution, the Information Statement and Form 10 or any filings made with governmental agencies with respect thereto, to the extent that such violations, or allegations of violations, result from or are related to, the disclosure to Ralston's corporate staff of information, or failure to disclose information, by officers, directors, employees, agents, consultants or representatives of the Agribusiness; and

          (v) any continuing guarantee by Ralston of any obligation of Agribrands or its Affiliates.

     Notwithstanding the foregoing, neither party shall have any obligation to indemnify the other for a single Liability of less than US$10,000.

     Any indemnification provided for under this Section shall also be deemed to extend to other members of the Ralston Group, Affiliates, Ralston Employees, directors, Plan fiduciaries, shareholders, agents, consultants, representatives, successors, transferees and assigns of Ralston or members of the Ralston Group.

     4.02          Insurance and Third-Party Obligations.  Any indemnification
                   -------------------------------------
otherwise payable pursuant to Section 4.01 shall be reduced by the amount of any insurance or other amounts (net of deductibles and allocated paid loss retro-premiums) that would be payable by any third party to the Indemnitee or on the Indemnitee's behalf in the absence of this Agreement. It is expressly agreed that no insurer or any other third party shall be (i) entitled to a benefit it would not be entitled to receive in the absence of the foregoing indemnification provisions, (ii) relieved of the responsibility to pay any claims for which it is obligated, or (iii) entitled to any subrogation rights with respect to any obligation hereunder.

     4.03         Actions and Claims Other Than Third-Party Claims; Notice and
                  ------------------------------------------------------------
Payment.    Upon  obtaining knowledge of any Action, Liability or claim, other
   ----
than Third-Party Claims, which any Person entitled to indemnification (the "Indemnitee") believes may give rise to any Indemnifiable Loss, the Indemnitee shall promptly notify the party liable for such indemnification (the "Indemnitor") in writing of such Action or claim (such written notice being hereinafter referred to as a "Notice of Claim"); provided, however, that failure of an Indemnitee timely to give a Notice of Claim to the Indemnitor shall not release the Indemnitor from its indemnity obligations set forth in this Article IV except to the extent that such failure materially increases the amount of indemnification which the Indemnitor is obligated to pay hereunder, in which event the amount of indemnification which the Indemnitee shall be entitled to receive shall be reduced to an amount which the Indemnitee would have been entitled to receive had such Notice of Claim been timely given. A Notice of Claim shall specify in reasonable detail the nature and estimated amount of any such Action Liabilities or claim giving rise to a right of indemnification. The Indemnitor shall have ninety Business Days after receipt of a Notice of Claim to notify the Indemnitee (a) whether or not it disputes its liability to the Indemnitee with respect to such Action Liabilities or claim or the amount thereof, and setting forth the basis for such objection. If the Indemnitor fails to respond to the Indemnitee within such ninety Business Day period, the Indemnitor shall be deemed to have acknowledged its responsibility for such Indemnifiable Loss. The Indemnitor shall pay and discharge any such Indemnifiable Loss which is not contested within one hundred twenty days after its receipt of a Notice of Claim.

     4.04          Third-Party  Claims; Notice, Defense and Payment.  Promptly
                   ------------------------------------------------
following the earlier of (i) receipt of notice of the commencement of a Third-Party Claim or (ii) receipt of information from a third party alleging the existence of a Third-Party Claim, any Indemnitee who believes that it is or may be entitled to indemnification by any Indemnitor under Section 4.01 with respect to such Third-Party Claim shall deliver a Notice of Claim to the Indemnitor. Failure of an Indemnitee timely to give a Notice of Claim to the Indemnitor shall not release the Indemnitor from its indemnity obligations set forth in this Section 4.04 except to the extent that such failure adversely affects the ability of the Indemnitor to defend such Action, Liabilities or claim or materially increases the amount of indemnification which the Indemnitor is obligated to pay hereunder, in which event the amount of indemnification which the Indemnitee shall be entitled to receive shall be reduced to an amount which the Indemnitee would have been entitled to receive had such Notice of Claim been timely given. Indemnitee shall not settle or compromise any Third-Party Claim in an amount in excess of US$________ prior to giving a Notice of Claim to Indemnitor. In addition, if an Indemnitee settles or compromises any Third-Party Claims prior to giving a Notice of Claim to an Indemnitor, the Indemnitor shall be released from its indemnity obligations to the extent that such settlement or compromise was not made in good faith and was not commercially reasonable. Within ninety (90) days after receipt of such Notice of Claim (or sooner if the nature of such Third-Party Claim so requires), the Indemnitor may (x) by giving written notice thereof to the Indemnitee, acknowledge liability for, and at its option elect to assume, the defense of such Third-Party Claim at its sole cost and expense or (y) object to the claim of indemnification set forth in the Notice of Claim delivered by the Indemnitee; provided that if the Indemnitor does not within the same ninety (90) day period give the Indemnitee written notice either objecting to such claim and setting forth the grounds therefor or electing to assume the defense, the Indemnitor shall be deemed to have acknowledged its responsibility to accept the defense and its ultimate liability, if any, for such Third-Party Claim. Any contest of a Third-Party Claim as to which the Indemnitor has elected to assume the defense shall be conducted by attorneys employed by the Indemnitor and reasonably satisfactory to the Indemnitee; provided that the Indemnitee shall have the right to participate in such proceedings and to be represented by attorneys of its own choosing at the Indemnitee's sole cost and expense. If the Indemnitor assumes the defense of a Third-Party Claim, the Indemnitor may settle or compromise the Third-Party Claim without the prior written consent of Indemnitee; provided that the Indemnitor may not agree to any such settlement pursuant to which any such remedy or relief, other than monetary damages for which the Indemnitor shall be responsible hereunder, shall be applied to or against the Indemnitee, without the prior written consent of the Indemnitee, which consent shall not be unreasonably withheld. If the Indemnitor does not assume the defense of a Third-Party Claim for which it has acknowledged liability for indemnification under Section 4.01, the Indemnitee may require the Indemnitor to reimburse it on a current basis for its reasonable expenses of investigation, reasonable attorney's fees and reasonable out-of-pocket expenses incurred in defending against such Third-Party Claim and the Indemnitor shall be bound by the result obtained with respect thereto by the Indemnitee, provided that the Indemnitor shall not be liable for any settlement effected without its consent, which consent shall not be unreasonably withheld. The Indemnitor shall pay to the Indemnitee in cash the amount for which the Indemnitee is entitled to be indemnified (if any) within thirty (30) days after the final resolution of such Third-Party Claim (whether by settlement, a final nonappealable judgment of a court of competent jurisdiction or otherwise) or, in the case of any Third-Party Claim as to which the Indemnitor has not acknowledged liability, within thirty (30) days after such Indemnitor's objection has been resolved by settlement, compromise or arbitration pursuant to the provisions of Article XI of this Agreement.

     4.05          Remedies Cumulative; Survival of Indemnities.  The remedies
                   --------------------------------------------
provided in this Article IV shall be cumulative and shall not preclude assertion by any Indemnitee of any other rights or the seeking of any and all other remedies against any Indemnitor. The obligations of each of the Ralston Group and the Agribusiness Group under this Article IV shall survive the sale or other transfer by it of any assets or businesses or the assignment by it of any Liabilities, with respect to any claim of the other for any Indemnifiable Losses related to such assets, businesses or Liabilities.

                                   ARTICLE V

                         CERTAIN ADDITIONAL COVENANTS

     [5.01        Non-Competition.  (a)  In light of the extensive affiliation
                  ---------------
among Ralston, Agribrands and their respective affiliates, and in order to secure the benefit of the good will previously associated with Ralston's business, which is being transferred to Agribrands, and to maintain the good will associated with those businesses being retained by Ralston, and to secure the good will previously associated with that portion of Agribrands' business which is being assumed by Ralston, all as provided in the terms of this Reorganization Agreement; and in light of the continuing relationship among the parties, as provided in the Ancillary Agreements; the parties mutually agree that, except as otherwise provided in this Section 5.01, for the period ending on the fifth anniversary of the Distribution Date (except with respect to obligations under the Agreement and Plan of Merger and Exchange dated as of December 2, 1997, by and among E. I. du Pont de Nemours and Company, Ralston and certain of their affiliates (the "DuPont Agreement"), which obligations shall continue for the period specified in the DuPont Agreement):

          (i) Neither Ralston, nor any of its Affiliates, nor any of their successors or successive successors, shall, directly or indirectly, own, operate, manage, participate as a partner or co-venturer in, or otherwise engage in the business of the manufacture, distribution or sale of feeds for commercial livestock, commercial poultry, laboratory animals, zoo animals, or fish or shellfish raised in commercial aquaculture facilities; or in the business of providing services or facilities to the foregoing classes of animals and fish (collectively, the foregoing are hereafter termed the " Protected Agribrands Business").

          (ii) Neither Agribrands, nor any of its Affiliates, nor any of their successors or successive successors shall, directly or indirectly, own, operate, manage, participate as a partner or co-venturer in, or otherwise engage in the manufacture, distribution or sale of foods or feeds for pets, pet products, pet supplies, pet accessories, litter or personal care products for cats, dogs or other pets; provided that:

               A. Agribrands and its Affiliates in Canada and Korea may manufacture and sell, solely under trademarks authorized by the Trademark License Agreement and solely in those countries, those pet food products which they were manufacturing and selling at the date of this Reorganization Agreement; and, without the prior written consent of Ralston, the commercial and nutritional characteristics of such products shall not be changed, and the composition of such products shall not be changed materially.

               B. Agribrands and its Affiliates in Brazil may distribute, but not manufacture, solely under the trademark "Sitios E Quintais" and solely in Brazil, those dog food products which they were distributing at the date of this Reorganization Agreement; and, without the prior written consent of Ralston, the commercial and nutritional characteristics of such products shall not be changed, and the composition of such products shall not be changed materially.

               C. Agribrands and its Affiliates may distribute any pet food purchased from Ralston, it being expressly agreed that Ralston may, in its sole discretion, refuse to supply or limit the supply of such pet foods to Agribrands or any of its Affiliates at any time and in any country; provided that, should Ralston refuse to supply any of the following products to Agribrands and its Affiliates in any country, then Agribrands and its Affiliates may manufacture (and distribute only a product of its own manufacture) in any such country--

          1) not more than one (1) brand of dry dog food, which shall be formulated to provide sufficient nutritional properties as are then deemed adequate to maintain an adult dog under standards promulgated by the Association of American Feed Control Officials ("AAFCO"), which in no case shall contain more than 18% protein and 8% fat (both as reflected in the guaranteed analysis or average analysis), which shall be formulated so that the top three (3) ingredients of the ration are not animal-, poultry-, or fish-based protein ingredients, and which shall possess a calculated metabolizable energy ("CME") of no more than 3500 kilocalories per kilogram ("KCal/Kg");

          2) not more than one (1) brand of dry puppy food, which shall be formulated to provide sufficient nutritional properties as are then deemed adequate for the growth of puppies under standards promulgated by AAFCO, which shall in no case contain more than 22% protein and 9% fat (as reflected on the same basis), which shall be formulated so that the top three (3) ingredients of the ration are not animal-, poultry-, or fish-based protein ingredients, and which shall possess a CME of no more than 3700 KCal/Kg; and

          3) not more than one (1) brand of dry cat food, which shall be formulated to provide sufficient nutritional properties as are then deemed adequate to maintain an adult animal under standards promulgated by AAFCO, which shall in no case contain more than 28% protein and 10% fat (as reflected on the same basis), which shall be formulated so that the top three ingredients of the ration are not animal-, poultry- or fish-based protein ingredients, and which shall possess a CME of no more than 3600 KCal/Kg.

               D. With respect to all products described in sub-Section 5.01(ii)(C), Ralston shall be deemed to have "refused" to supply any such products only if:

          1) it has refused to make available to Agribrands or its Affiliates in the applicable country a product (either under the same or a different brand) containing the compositional attributes described in sub-Section 5.01
(ii)(C)(a "Comparable Product"), upon the same terms as it is selling such product to a third party; or

          2) in any country in which Ralston is not supplying a Comparable Product to a third party purchaser, Ralston and Agribrands have failed, following good faith negotiations which shall be conducted within sixty (60) days following written notice from Agribrands to Ralston, to agree on mutually acceptable terms for the supply of any such products to Agribrands or its Affiliates by Ralston.

               E. Neither Agribrands, nor any of its Affiliates, nor any of their successors nor successive successors, shall directly or indirectly solicit, offer for sale, sell, distribute, encourage the sale, or be otherwise involved in any distribution of any dog or cat food products to any person outside the "Agricultural Channel," which Channel shall consist exclusively of:

          1) persons outside the United States principally (i.e., more than one-half of the monthly gross sales of which are generated by) engaged in the resale of formulated livestock and poultry feeds (exclusive of dog and cat foods);

          2) persons outside the United States principally engaged in the resale of farm supplies, farm equipment, and/or animal feeds other than dog or cat foods, provided that no less than seventy-five per cent (75%) of the monthly gross animal feed sales of any such person consists of feeds for animals other than dogs and/or cats; and

          3) persons outside the United States who are, at the date of this Reorganization Agreement, customers of Agribrands or any of its Affiliates, provided that, should any such persons either change the location or the nature of their present business activities, or experience a direct or indirect change of control by any means, then in either case such person shall be deemed removed from the Agricultural Channel promptly upon written notice from Ralston to Agribrands.

               F. Agribrands, its Affiliates, and their successors and successive successors:

          1) shall not solicit sales of any dog or cat food products in or into the United States, or to any purchaser outside the Agricultural Channel;

          2) shall not develop, encourage, assist or participate in any sales of such products in or into the United States, or outside the Agricultural Channel; and

          3) shall use their best efforts, including but not limited to ceasing to sell dog and cat foods to any person, to deter any sales of such products in or into the United States, or outside the Agricultural Channel, by any such person.

          (iii) Neither Agribrands, nor any of its Affiliates, nor any or their successors or successive successors, shall, directly or indirectly, own, operate, manage, participate as a partner or co-venturer in, or otherwise engage in:

               A. the business of the manufacture, sale or distribution of primary or rechargeable batteries, lighting products or devices; or

               B. any activities which are proscribed as to Ralston or its Affiliates under the terms of Section 6.10 of the DuPont Agreement, the terms of which are hereby acknowledged as binding upon Agribrands and its Affiliates, and their successors and successive successors.

The businesses defined in sub-paragraphs (ii) and (iii) of this Section 5.01 of this Reorganization Agreement, are hereafter termed the "Protected Ralston Business."

     (b) The proscriptions contained in sub-sections (i) and (ii) of Section 5.01(a) of this Reorganization Agreement shall not be interpreted to prevent:

          (i) either Agribrands or Ralston, or any of their Affiliates, or any of their successors or successive successors, respectively, from the acquisition and ownership of no more than fifteen per cent (15%) of either a voting or equity interest in a Person engaged in either the Protected Ralston Business or the Protected Agribrands Business; or

          (ii) either Agribrands or Ralston, or any of their Affiliates, or any of their successors or successive successors, respectively, from the acquisition or ownership of any interest in a Person engaged in either a Protected Ralston Business or Protected Agribrands Business if no more than ten per cent (10%) of such Person's gross sales (as reflected in its most recent regularly prepared financial statements) are derived from either the Protected Ralston Business or the Protected Agribrands Business, as the case may be.

     (c) If any Person who is not at the date of this Agreement an Affiliate of Ralston or Agribrands, respectively, should acquire (by any means, including but not limited to operation of law) a voting or equity interest of twenty per cent (20%) or more in either Ralston or Agribrands, then the other shall be relieved of its responsibilities under this Section 5.01, except that Agribrands, its Affiliates, and their successors and successive successors shall continue to observe and be bound by the terms of Section 6.10 of the DuPont Agreement.

     (d) Without limiting the remedies otherwise available to either party, the parties expressly agree that (i) damages at law for breach of this Agreement would be an inadequate remedy, and that either party would be subjected to irreparable harm upon breach by the other, and is entitled to injunctive or other equitable relief upon breach or threatened breach by the other; and (ii) since equitable relief may not be available in the jurisdiction in which such breach has occurred, the party against whom such breach has occurred may cancel all or any of the Ancillary Agreements upon such breach or threat thereof; provided, however, that neither party shall be entitled to invoke any of the remedies provided in this Section 5.01(d) unless it has given written notice of such alleged breach or threat thereof to the other party, and the other party has failed to cure such breach or threat thereof to the reasonable satisfaction of the notifying party within sixty
(60)  days  of  its  receipt  of  such  notice.

     (e) If any of the provisions of this Section 5.01 are held by a court or governmental authority of competent jurisdiction to be unenforceable as written, then any such provision shall be deemed automatically amended so that it is enforceable to the maximum extent permissible under the laws and public policy of the applicable jurisdiction or authority. The provisions of this
Section 5.01 are severable and this Section 5.01 shall be interpreted and enforced as if all completely invalid or unenforceable provisions were not contained in this Section ___, and partially valid or enforceable provisions shall be enforceable to the extent they are valid or enforceable.]

     5.02      Further Assurances.  Each party hereto shall cooperate with the
               ------------------
other parties, and execute and deliver, or use its best efforts to cause to be executed and delivered, all instruments, including instruments of conveyance, assignment and transfer, and to make all filings with, and to obtain all consents, approvals or authorizations of, any governmental or regulatory authority or any other Person under any permit, license, agreement, indenture or other instrument, and take all such other actions as such party may reasonably be requested to take by any other party hereto from time to time, consistent with the terms of this Agreement, in order to effectuate the provisions and purposes of this Agreement and the transfers of Assets and Liabilities and the other transactions contemplated hereby or in any of the Ancillary Agreements. If any such transfer of Assets or Liabilities is not consummated prior to or on the Distribution Date, then the party hereto retaining such Asset or Liability shall thereafter hold such Asset in trust for the use and benefit of the party entitled thereto (at the expense of the party entitled thereto), or shall retain such Liability for the account of the party by whom such Liability is to be assumed pursuant hereto, as the case may be, and shall take such other action as may be reasonably requested by the party to whom such Asset is to be transferred, or by whom such Liability is to be assumed, as the case may be, in order to place such party, insofar as reasonably possible, in the same position as if such Asset or Liability had been transferred as contemplated hereby. If and when any such Asset or Liability becomes transferable, such transfer shall be effected forthwith. The parties hereto agree that, as of the Distribution Date, each party hereto shall be deemed to have acquired complete and sole beneficial ownership of all of the Agribusiness Assets, or Ralston Assets, as the case may be, together with all rights, powers and privileges incident thereto, and shall be deemed to have assumed in accordance with the terms of this Agreement all of the Liabilities, and all duties, obligations and responsibilities incident thereto, that such party is entitled to acquire or required to assume pursuant to the terms of this Agreement.

     5.02        Agribrands Board.  Prior to the Distribution Date, Agribrands
                 ----------------
shall take such actions as are necessary so that its Board of Directors is comprised of those individuals named as directors in the Form 10.

     5.03          Contractual  Arrangements.
                   -------------------------

     (a) Effective as of the Distribution Date, Ralston and Agribrands shall enter into the Tax Sharing Agreement, substantially in the form attached to this Agreement as Exhibit 5.03(a) ("Tax Sharing Agreement").

     (b) Effective as of the Distribution Date, Ralston and Agribrands shall enter into the Bridging Services Agreement, substantially in the form attached to this Agreement as Exhibit 5.03(b) ("Bridging Services Agreement").

     (c) Effective as of the Distribution Date, Ralston and Agribrands shall enter into the Trademark Agreement, substantially in the form attached to this Agreement as Exhibit 5.03(c) ("Trademark Agreement").

     (d) Effective as of the Distribution Date, Ralston and Agribrands shall enter into the Technology License Agreement, substantially in the form attached to this Agreement as Exhibit 5.03(d) ("Technology Agreement").

     (e) Effective as of the Distribution Date, Ralston and Agribrands shall enter into certain Toll-Milling Agreements, substantially in the form attached to this Agreement as Exhibit 5.03(e) ("Toll-Milling Agreement").

     5.04          Cash  Management  and  Intercompany  Accounts.
                   ----------------------------------------------

     (a) Through and including 11:59 p.m. on the Distribution Date, Ralston shall continue to employ cash management practices with respect to the Agribusiness consistent with those employed immediately prior to the date of this Agreement.

     (b) All bank accounts used exclusively in the Agribusiness, and the balances therein existing as of 11:59 a.m. on the Distribution Date, shall be transferred on the Distribution Date to Agribrands or its Subsidiaries or Affiliates. All bank accounts used jointly by a member of the Agribusiness Group and any member of the Ralston Group, and balances therein existing as of the Distribution Date, shall remain with the Ralston Group. Following the Distribution Date, each party shall promptly pay to the other any amounts collected by it through any of its accounts to the extent any of such amounts collected relate exclusively to the Business of the other party.

     (c) All intercompany services provided by the Ralston Group to the Agribusiness Group, and vice versa, shall terminate as of the Distribution Date unless otherwise provided in the Bridging Agreement or any other
Ancillary  Agreement.    Effective  as  of  the  close  of  business  on  the
Distribution Date, all intercompany receivables or payables and loans then existing between any member of one Group and any member of the other Group shall be forgiven, other than trade receivables or payables arising out of intercompany sales of inventories or other tangible goods. All trade receivables and payables shall be settled in the normal course of business.

                                  ARTICLE VI

                             ACCESS TO INFORMATION

     6.01         Provision of Corporate Records.  Subject to the terms of the
                  ------------------------------
Ancillary Agreements, prior to, or as promptly as practicable after, the Distribution Date, Ralston shall deliver to Agribrands all corporate books and records of Agribrands and its Subsidiaries. Ralston shall also make available for copying or, to the extent not detrimental, in Ralston's reasonable opinion, to the interests of Ralston, originals of all books, records and data reasonably related to the Agribusiness Assets, the Agribusiness, and the Liabilities assumed or retained by Agribrands, including, but not limited to, all books, records and data relating to the purchase of materials, supplies and services, financial results, sale of products, records of the Agribusiness Employees, commercial data, catalogues, brochures, training and other manuals, sales literature, advertising and other sales and promotional materials, maintenance records and drawings, all active agreements, active litigation files and government filings. To the extent that originals of such books, records and data are provided to Agribrands, Agribrands shall provide Ralston copies thereof as reasonably requested in writing by Ralston. Notwithstanding the above, Ralston shall provide copies of customer information, invoices and credit information only to the extent reasonably requested in writing by Agribrands, and Ralston shall provide such copies of all books, records and data only to the extent that such action is not prohibited by the terms of any agreements pertaining to such information or is not prohibited by law. From and after the Distribution Date, all books, records and copies so delivered shall be the property of Agribrands. Notwithstanding the above, Ralston shall not be required to make copies, other than pursuant to Section 6.02 of this Agreement, of any books, records and data which are more than seven years old or which relate to events occurring more than seven (7) years prior to the Distribution Date, or of any portion of any books, records or data to the extent such portion relates exclusively to the Ralston Assets, the Ralston Business or to Liabilities assumed or retained by Ralston.

     6.02        Access to Information.  From and after the Distribution Date,
                 ---------------------
each of Ralston and Agribrands shall afford to the other and to the other's agents, employees, accountants, counsel and other designated representatives, reasonable access and duplicating rights during normal business hours to all records, books, contracts, instruments, computer data and other data and information ("Information") within such party's possession relating to such other party's businesses, assets or liabilities, insofar as such access is reasonably required by such other party. Without limiting the foregoing, such Information may be requested under this Section 6.02 for audit, accounting, claims, litigation and tax purposes, as well as for purposes of fulfilling disclosure and reporting obligations.

     6.03        Retention of Records.  Except as otherwise required by law or
                 --------------------
agreed in writing, or as otherwise provided in the Tax Sharing Agreement, each of Ralston and Agribrands shall retain, for a period of at least seven years following the Distribution Date, all significant Information in such party's possession or under its control relating to the business, assets or liabilities of the other party and, after the expiration of such seven-year period, prior to destroying or disposing of any of such Information, (a) the party proposing to dispose of or destroy any such Information shall provide no less than 30 days' prior written notice to the other party, specifying the Information proposed to be destroyed or disposed of, and (b) if, prior to the scheduled date for such destruction or disposal, the other party requests in writing that any of the Information proposed to be destroyed or disposed of be delivered to such other party, the party proposing to dispose of or destroy such Information promptly shall arrange for the delivery of the requested Information to a location specified by, and at the expense of, the requesting party.

     6.04         Confidentiality.  From and after the Distribution Date, each
                  ---------------
Group shall hold, in strict confidence, all Information obtained from the other Group prior to the Distribution Date or furnished to it pursuant to this Agreement or any other agreement referred to herein which relates to or concerns the business conducted by such other Group, and such Information shall not be used by it to the detriment of the other Group, or disclosed by it or its agents, officers, employees or directors without the prior written consent of such other Group unless and to the extent that (a) disclosure is compelled by judicial or administrative process or, in the opinion of such Group's counsel, by other requirements of law, or (b) such Group can show that such Information was (i) available to such Group on a nonconfidential basis prior to its disclosure by the other Group, (ii) in the public domain through no fault of such Group, (iii) lawfully acquired by such Group from other sources after the time that it was furnished to such Group pursuant to this Agreement or any other agreement referred to herein, or (iv) independently developed by such Group. Notwithstanding the foregoing, each Group shall be deemed to have satisfied its obligations of confidentiality under this Section
6.04 with respect to any Information concerning or supplied by the other Group if it exercises substantially the same care with regard to such Information as it takes to preserve confidentiality for its own similar Information.

     6.05    Reimbursement.    Each  member of any Group providing Information
             -------------
pursuant to Sections 6.02 or 6.03 to any member of the other Group shall be entitled to receive from the recipient, upon presentation of an invoice therefor, payment in U. S. dollars of all out-of-pocket costs and expenses as may reasonably be incurred in providing such Information.

                                  ARTICLE VII

                               EMPLOYEE MATTERS

     7.01          Continuation  of  Employment.
                   -----------------------------

     After the Distribution Date, except as otherwise specifically provided for in this Agreement and Plan of Reorganization, the Agribusiness Group shall be responsible for all employment and benefit liabilities related to the Agribusiness Individuals and the Ralston Group shall be responsible for all employment and benefit liabilities related to the Ralston Individuals. Ralston and Agribrands shall cause each member of their respective Groups to cooperate with the members of the other's Group to effect, as soon as practicable in a cost-effective manner, the transfer of employment, where applicable, of Agribusiness Employees and Ralston Employees to the appropriate Affiliate of either Group.

     7.02          Ralston  Purina  Retirement  Plan.
                            ------------------------

     Effective as of the Distribution Date, all Agribusiness Employees who are participants in the Retirement Plan shall cease to accrue benefits under such Plan. Ralston shall retain all assets and liabilities under the Plan associated with such Employees and Former Agribusiness Employees.

     Ralston shall cause the Retirement Plan to be amended, effective as of the Distribution Date, to provide that Agribusiness Employees who are participants in the Plan as of such date who are between 50 and 54 years of age, or who have a combination of age and years of service greater than or equal to 65, will have up to the lesser of (i) five years or (ii) the number of years necessary to attain age 55, added for purposes of determining their accrued benefit under such Plan. Commencement of payment of retirement benefits under the Plan shall be subject to the terms of the Plan currently in effect, without taking into account the deemed addition of years of service.

     7.03          International  Retirement  Plans.
                   --------------------------------

     (a) Canadian Pensions. Effective as of the Distribution Date, the Agribusiness Employees participating in the defined benefit pension plan sponsored by Ralston Purina Canada Inc. (the "Ralston Canadian Pension Plan") shall cease to accrue further benefits under such plan, and all liabilities for benefits accrued by such individuals as of such Distribution Date shall be transferred to a new pension plan (the "Agribrands Canadian Pension Plan") established by Newco Canada, an Affiliate of Agribrands, the terms of which are substantially the same as those of the Ralston Canadian Pension Plan. The Agribrands Canadian Pension Plan shall give the Agribusiness Employees credit, for purposes of eligibility, vesting and benefit accrual, for service with the Ralston Group on or prior to the Distribution Date, to the extent such service was recognized under the Ralston Canadian Pension Plan. Benefits accrued by Former Agribusiness Employees under the Ralston Canadian Pension Plan shall remain liabilities of such plan. Ralston shall, as soon as practicable after the Distribution Date, cause Ralston Purina Canada Inc. to transfer from the Ralston Canadian Pension Plan to the Agribrands Canadian Pension Plan an amount (the "Transfer Amount") equal to (i) the present value of benefits accrued by the Agribusiness Employees as of the Distribution Date (determined on the greater of an ongoing concern or solvency basis in accordance with plan documents, plan interpretations specified therein and actuarial assumptions as used in the last filed actuarial report adjusted as necessary to comply with legislation and regulatory authorities), plus (ii) a proportionate share of the defined benefit assets held in the Ralston Canadian Pension Plan in excess of the present value of defined benefit liabilities for all participants in the plan as of that date, plus (iii) interest based on the Ralston Canadian Pension Plan rate of return on the Transfer Amount as at the Distribution Date from the Distribution Date to the actual transfer date, less any expenses, less (iv) an adjustment for the value of benefits for Agribusiness Employees who terminate, die or retire after the Distribution Date and prior to the actual transfer date. Such transfer shall be conditioned upon receipt of, and subject to, all requisite governmental and other approvals and consents and if a different Transfer Amount is required by applicable regulatory authorities, an adjustment to the Transfer Amount will be made. Upon completion of the transfer of such assets and liabilities, the Ralston Canadian Pension Plan and the Ralston Group shall have no further liability for pension benefits for the Agribusiness Employees.

     (b) Other Foreign Funded Benefit Plans. With respect to other foreign funded pension plans in which Agribusiness Employees, Former Agribusiness Employees, Ralston Employees and Former Ralston Employees participate, Agribrands and Ralston shall cooperate in taking such actions as are necessary or desirable to ensure that the assets and liabilities related to the current and former employees, respectively, of the Agribusiness Group and the Ralston Group are transferred to (or retained in, as the case may be) the pension plan applicable to each such Group's employees or former employees. The amount to be transferred from one defined contribution plan to another shall be equal to the account balances accrued as of the date of transfer. The amount to be transferred from one defined benefit plan to another shall be equal to the present value of benefits accrued by the transferred employees as of the Distribution Date (determined in accordance with plan documents, plan interpretations and actuarial assumptions specified therein), [plus a proportionate share of the funds held in the plan in excess of the amount required to satisfy the accumulated benefit obligation for all participants in the plan as of that date]. If such defined benefit plan lacks sufficient funds to satisfy the accumulated benefit obligations of all participants in the plan prior to the transfer, then such transfer shall be equal to a share of total assets proportionate to the share of total liabilities being transferred. The transfers of assets and liabilities shall be conditioned upon receipt of, and subject to, all requisite governmental and other approvals and consents. Upon completion of the transfer of such assets and liabilities, the transferring plan and the Group which sponsors the transferring plan shall have no further responsibility for pension benefits for the employees for whom such assets and liabilities were transferred.

     7.04          Savings  Investment  Plan.
                   -------------------------

     (a) Agribrands shall take, or cause to be taken, all necessary and appropriate actions to establish, effective as of the day after the Distribution Date, and administer a defined contribution Plan which will be a Qualified Plan and which will also be subject to Section 401(k) of the Code ("Agribrands SIP"), and to provide benefits thereunder for all Agribusiness Employees who, immediately prior to the Distribution Date, were participants in the Ralston Purina Company SIP ("Ralston SIP"). Agribrands agrees that each such Agribusiness Employee shall be, to the extent applicable, entitled, for all purposes under the Agribrands SIP, to be credited with the term of service and any account balance credited to such Agribusiness Employee as of the Distribution Date under the terms of the Ralston SIP as if such service had been rendered to the Agribusiness Group and as if such account balance had originally been credited to such Agribusiness Employee under the Agribrands SIP. Ralston agrees to provide Agribrands, as soon as practicable after the Distribution Date (with the cooperation of Agribrands to the extent that relevant information is in the possession of the Agribusiness Group), with a list of the Agribusiness Employees who were, to the best knowledge of Ralston, participants in the Ralston SIP immediately prior to the Distribution Date, together with a listing, if requested by Agribrands, of each such Agribusiness Employee's term of service for eligibility and vesting purposes under such Plan and a listing of each such Agribusiness Employee's account balance thereunder. Ralston shall, as soon as practicable after the Distribution Date, provide Agribrands with such additional information (in the possession of the Ralston Group and not already in the possession of the Agribusiness Group) as may be reasonably requested by Agribrands and necessary in order for Agribrands to establish and administer effectively the Agribrands SIP. [The Agribrands SIP receiving transfers of accounts from the Ralston SIP shall contain an "Agribrands Stock Fund" as an investment alternative for participants, and Agribusiness Employees for whom account balances are to be transferred to the Agribrands SIP from the Ralston SIP, as described below, shall be permitted to elect to invest such balances, or any portion thereof, in the Agribrands Stock Fund.]

     (b) Ralston shall amend the Ralston SIP to cause the Agribrands Employees to be fully vested, as of the Distribution, in amounts credited to their accounts in the Ralston SIP as of such date. Ralston further agrees, as soon as practicable following the Distribution Date, to direct the trustees of the Ralston Purina Company Savings Investment Trust to transfer to the trustee of the Agribrands SIP in cash, securities or other property (including notes associated with the outstanding balance of any loans to Agribrands Employees pursuant to ERISA section 408(b)(1) and Code section 4975(d)(1)) or a combination thereof, as reasonably determined by Ralston, an amount equal to the account balances credited as of the date of transfer to the participants and beneficiaries in the Ralston SIP who are Agribusiness Employees. Such transfer shall be adjusted, if and to the extent necessary, to comply with
Section 414(l) of the Code and the regulations promulgated thereunder. At the time determined by the appropriate fiduciaries of the Ralston SIP, such fiduciaries shall cause shares of ESOP Stock allocated to accounts of Agribusiness Employees under the Ralston SIP to be converted into or redeemed for shares of Ralston Stock, as provided by the terms of the ESOP Stock. Shares of Ralston Stock received by the Ralston SIP upon such redemption or conversion, as well as shares of such stock otherwise held in the Plan with respect to Agribusiness Employee participant accounts in the Ralston Stock Fund, will be transferred directly to the trustee of the Agribrands SIP for attribution to respective participant accounts in that Plan. Shares of Agribrands Stock distributed with respect to shares of Ralston Stock held in the Ralston SIP as of the Distribution, to the extent allocated to accounts of Agribusiness Employees, shall be transferred to respective participant accounts in the Agribrands Stock Fund of the Agribrands SIP.

     (c) In connection with the transfers described in Section 7.03(b), Ralston and Agribrands shall cooperate in making any and all appropriate filings required under the Code or ERISA, and the regulations thereunder, and any applicable securities laws and take all such action as may be necessary and appropriate to cause such transfers to take place as soon as practicable after the Distribution Date; provided, however, that each such transfer shall not take place until as soon as practicable after the earlier of (A) the receipt of a favorable IRS determination letter with respect to the qualification of the Agribrands SIP under Section 401(a) of the Code or (B) the receipt by Ralston of an opinion of counsel retained by Agribrands and reasonably satisfactory in form and substance to Ralston to the effect that such counsel believes the Agribrands SIP will be found by the IRS to be qualified under Section 401(a) of the Code and that each trust established thereunder is exempt from federal income tax under Section 501(a) of the Code. Ralston and Agribrands agree to provide to such counsel such information in the possession of the Ralston Group and the Agribusiness Group, respectively, as may be reasonably requested by such counsel in connection with the issuance of such opinion. Ralston agrees, during the period ending with the date of complete transfer of assets and liabilities to the Agribrands SIP, to administer the Ralston SIP in accordance with plan provisions, and, insofar as it is practical, in the ordinary course as it was operated prior to the Distribution, except as otherwise set forth in this Agreement.

     (d) Except as specifically set forth in this Section 7.03, from and after the Distribution Date, Ralston shall cease to have any liability or obligation whatsoever with respect to Agribusiness Employees under the Ralston SIP (other than the obligation to complete the transfer of assets and liabilities to the Agribrands SIP described in (c) above) and Agribrands shall assume and shall be solely responsible for all liabilities and obligations whatsoever of either Ralston or Agribrands with respect to Agribusiness
Employees under the Ralston SIP and shall be solely responsible for all liabilities and obligations whatsoever under the Agribrands SIP; provided, however, that Ralston shall, in respect of Agribusiness Employees participating in the Ralston SIP prior to the Distribution, either be responsible for or make all required contributions, no later than the date such contributions are legally required to be made, for all prior Plan years and for the portion of the Current Plan Year ending on the Distribution Date, to the extent not previously made.

     7.05          U.S.  Welfare  Plans
                   --------------------

     (a) Agribrands shall take, or cause to be taken, all actions necessary and appropriate on behalf of itself and the Agribusiness Group to adopt such Welfare Plans as necessary to provide welfare benefits, effective as of the Distribution Date, to Agribusiness Individuals, including the Plans listed on Schedule 7.04. In connection with the foregoing, Ralston agrees to provide Agribrands or its designated representative with such information (in the possession of the Ralston Group and not already in the possession of the Agribusiness Group) as may be reasonably requested by Agribrands and necessary for the Agribusiness Group to establish any such Welfare Plan.

     (b) Except as otherwise noted in this Section 7.04, Agribrands shall assume, or cause one or more members of the Agribusiness Group to assume, and shall be solely responsible for, or cause its insurance carriers or agents to be responsible for, all welfare benefit claims incurred by Agribusiness Individuals under the Agribusiness Welfare Plans described above in which such Agribusiness Individuals are eligible to, and elect to, participate on or after 11:59 p.m. on the Distribution Date. Ralston shall retain liability for welfare benefit claims incurred by Agribusiness Individuals under the Purina Comprehensive Health and Well-Med Plan or other Ralston Welfare Plans before 11:59 p.m. on the Distribution Date. For purposes of this Section 7.03, medical and dental services are incurred when the Agribusiness Individual is provided with medical or dental care; death benefit claims are incurred at the time of death of the insured notwithstanding any other provision of any welfare benefit plan to the contrary. As of 11:59 p.m. on the Distribution Date, Agribusiness Employees will cease participating in Welfare Plans maintained by any member of the Ralston Group, except to the extent they elect continued coverage under Ralston's health benefit plans pursuant to the Consolidated Omnibus Budget Reconciliation Act.

     (c) Ralston and the Ralston Group shall be responsible for any retiree medical and life insurance benefits payable under any Welfare Plans of Ralston and the Ralston Group on or after the Distribution Date with respect to any employees working in the Agribusiness who have retired from the Agribusiness Group or the Ralston Group on or before the Distribution Date and who have met the eligibility requirements for such benefits at that time. Agribusiness Employees who retire from the Agribusiness Group after the Distribution Date shall not be entitled to retiree medical and life insurance benefits from such Welfare Plans of Ralston and the Ralston Group. For purposes of this subsection, the distribution of ownership of the Agribusiness Group to shareholders of Ralston Stock shall not be deemed a termination of employment of Agribusiness Employees.

     7.06          International  Welfare  Plans
                   -----------------------------

     Ralston and Agribrands shall each retain all liabilities related to international welfare plans in which only employees of members of their respective Groups are enrolled. With respect to welfare plans in which employees and former employees of members of both Groups are participants, Ralston and Agribrands shall cause each member of their respective Groups to cooperate with members of the other Group to establish additional welfare plans as soon as practicable after the Distribution Date in order to enroll the Employees and Former Employees of the Agribusiness and Ralston in separate plans.

     7.07          Internationalist  Retirement  Plan.
                   ----------------------------------

     As of the Distribution Date, Agribusiness Employees who participate in the Internationalist Retirement Plan shall cease to accrue benefits under such plan, and Ralston shall retain all liabilities in connection with such accrued benefits. Benefits shall be paid to the participants or their beneficiaries in accordance with the terms of such plan.

     7.08          Stock  Options  and  Restricted  Stock.
                   --------------------------------------

     (a) In order to afford the Agribusiness Employees the opportunity to increase their ownership of Ralston Stock prior to the Distribution, in order that they may receive a greater number of shares of Agribrands Stock in the Distribution, Ralston agrees that all Ralston Options that are held by Agribusiness Employees as of [date] which are not yet exercisable and have not been forfeited as of such date shall be amended to provide that such options are exercisable in their entirety as of such date; and that any applicable performance standards and repayment of gain provisions in such awards be waived. All other provisions of such option contracts shall remain in effect. For purposes of stock awards under the ISPs, the Distribution shall be deemed to constitute an involuntary termination of employment of Agribusiness Employees.

     (b) Effective immediately after the Distribution Date, the number of shares of Ralston Stock subject to, and the exercise price of, each non-qualified option to acquire Ralston Stock granted pursuant to the terms of an ISP ("Ralston Option") which immediately prior to the Record Date is outstanding and not exercised shall be adjusted by the Human Resources Committee of the Ralston Board in order to reflect the difference in the fair market value of the Ralston Stock attributable to the Distribution, in accordance with the requirements of Section 424 of the Code and the regulations promulgated thereunder, based upon (i) the average of the closing prices on the NYSE Composite Index for the Ralston Stock, trading regular way with due bills for the Agribrands Stock, for the __ trading day period prior to the Distribution Date and (ii) the average of the closing prices on the NYSE Composite Index for the Ralston Stock, trading regular way, for the _ day trading period following the Distribution Date

     (c) In view of the importance, in the opinion of the Ralston Board, of the role of the chief executive officer of Agribrands at the time of the Distribution and for a period of time thereafter, and in order to retain and motivate such officer while directly linking his compensation to the interests of the shareholders of Agribrands, Ralston and Agribrands agree as follows:

(i) Ralston, as sole shareholder of the outstanding capital stock of Agribrands, will approve the adoption by the Board of Agribrands of an ISP prior to the Distribution, such plan to be administered by the Nominating and Compensation Committee of the Agribrands Board (the "Committee"). The Committee shall have authority under such plan to grant stock options, restricted stock awards and other awards payable in Agribrands Stock, to directors of Agribrands and eligible Agribusiness Employees, including executive officers; and

(ii) as soon as practicable after the Distribution, the Committee will grant to the chief executive officer of Agribrands a non-qualified option to purchase ________ shares of Agribrands Stock at or above fair market value as determined by the Committee. Such option will become fully exercisable on the fifth anniversary of the date of grant, will remain exercisable for a maximum period of ten years after the date of grant, and will be subject to such other terms as the Committee determines.

     7.09          Unfunded  Deferred  Compensation  Plans.
                   ---------------------------------------

     (a) Ralston shall retain liability for all unpaid benefits, obligations and liabilities with respect to account balances of Agribusiness Employees and Former Agribusiness Employees in the Fixed Benefit Option of the Ralston Purina Company Deferred Compensation Plan for Key Employees ("Ralston Deferred Compensation Plan").

     (b) Prior to the Distribution Date, Agribrands will establish a Deferred Compensation Plan, which shall be a non-qualified unfunded deferred compensation plan ("Agribrands Deferred Compensation Plan"). Effective as of the Distribution, Ralston shall (i) amend the Ralston Deferred Compensation Plan to permit the transfer to the Agribrands Deferred Compensation Plan of that portion of the Ralston Deferred Compensation Plan relating to the benefits accrued as of the Distribution Date by the Agribusiness Employees in the Equity Option and Variable Interest Option of such Plan; and in connection therewith, Ralston shall assign to Agribrands all its right, title and obligations under the deferred compensation agreements associated with such accrued benefits; and (ii) amend the Executive SIP to permit the transfer to the Agribrands Deferred Compensation Plan of that portion of the Executive SIP relating to the benefits accrued as of the Distribution Date by the Agribusiness Employees.

After the Distribution Date, Agribrands shall be solely responsible for the payment of all liabilities and obligations for benefits with respect to all Agribusiness Employees under the Agribrands Deferred Compensation Plan, and Ralston shall have no liability with respect thereto.

     7.10          U.  S.  Life  Insurance  Programs.
                   ---------------------------------

     (a) Partnership Life Insurance Plan. Agribusiness Individuals who, immediately prior to the Distribution Date, were participants in or otherwise entitled to benefits under the Ralston Partnership Life Insurance Plan, will, as of the Distribution Date, be treated as terminated employees for purposes of such Ralston Partnership Life Insurance Plan, and will be afforded all rights and benefits to which all terminated employees are entitled under the terms of such Plan. Ralston will retain ownership of any individual life insurance contracts then insuring the life of any Agribusiness Employee in accordance with the terms of the Partnership Life Insurance Plan.

     (b) Split-Dollar Second-To-Die Life Insurance Contracts. On the Distribution date, Ralston shall relinquish all rights under any Split-Dollar Second-To-Die Life Insurance policies currently insuring the lives of any Agribusiness Employees and their spouses, including but not limited to, rights to any portion of the cash value or death benefits under such policies, created in accordance with the terms of the Split Dollar Agreement and Collateral Assignment between Ralston and such employee regarding such policies, and will take all reasonable steps necessary to assign such rights to Agribrands. Prior to the Distribution date, Ralston shall perform any and all obligations required of it under the terms of such Split Dollar Agreement and Collateral Assignment with respect to such policies.

     7.11     Vacation Pay.  Agribrands and the Agribusiness Group will assume
              ------------
(or, as applicable, retain) all liability for unpaid vacation pay accrued by Agribusiness Employees prior to the Distribution Date. After the Distribution Date, Ralston and the Ralston Group will have no liability for vacation pay for Agribusiness Employees. Ralston and the Ralston Group will assume (or, as applicable, retain) all liability for unpaid vacation pay accrued by Ralston Employees prior to the Distribution Date. After the Distribution Date, Agribrands and the Agribusiness Group will have no liability for vacation pay for Ralston Employees.

     7.12          U.  S.  Severance  Pay.
                   ----------------------

     (a) Ralston and Agribrands agree that, with respect to individuals who, in connection with the Distribution, cease to be employees of the Ralston Group and become employees of the Agribusiness Group, such cessation shall not be deemed a severance of employment from either Group for purposes of any Plan that provides for the payment of severance, salary continuation or similar benefits and shall, in connection with the Distribution, if and to the extent appropriate obtain waivers from individuals against any such assertion.

     (b) The Ralston Group shall assume and be solely responsible for all liabilities and obligations whatsoever in connection with claims made by or on behalf of Ralston Individuals and the Agribusiness Group shall assume and be solely responsible for all liabilities and obligations whatsoever in connection with claims made by or on behalf of Agribusiness Individuals in respect of severance pay, salary continuation and similar obligations relating to the termination or alleged termination of any such person's employment either before, to the extent unpaid, or on or after the Distribution Date.

     7.13          International  Severance  Pay.
                   -----------------------------

     (a) Ralston and Agribrands agree that, with respect to individuals who, in connection with the Distribution, cease to be employees of the Ralston Group and become employees of the Agribusiness Group or vice versa, such cessation shall not be deemed a severance of employment from either Group except to the extent so required by the terms of any benefit plan, labor agreement, applicable law or governmental regulation that provides for the payment of severance pay, salary continuation, termination indemnity or similar benefits. The parties agree, if and to the extent appropriate, to obtain waivers from individuals against any such assertion.

     (b) To the extent severance pay, salary continuation or termination indemnity is payable with respect to an Agribusiness Individual or Ralston Individual, the respective Group shall assume and be solely responsible for all liabilities and obligations whatsoever in connection with claims for such benefits made by or on behalf of such Individuals relating to the termination or alleged termination of any such person's employment either before, to the extent unpaid, or on or after the Distribution Date.

Notwithstanding the foregoing, after the Distribution Date, employees of Purina Colombiana, S.A. whose principal duties after the Distribution Date are in connection with the manufacture of pet food pursuant to a Toll-Milling Agreement shall be considered Ralston Individuals for purposes of this Section 7.13, and the Ralston Group shall be solely responsible for payment of any claims for severance benefits by such employees; and employees of Purina de Venezuela, C.A. whose principal duties after the Distribution Date are in connection with the manufacture of agricultural formula animal feeds pursuant to a Toll-Milling Agreement shall be considered Agribusiness Individuals for purposes of this Section 7.13, and the Agribusiness Group shall be solely responsible for payment of any claims for severance benefits by such employees.

In the event that the individual to whom the benefits are due was an employee of both the Agribusiness and the Ralston Business, then the termination expenses shall be shared on an equal basis by both the Agribusiness Group and the Ralston Group.

     7.14        Other Balance Sheet Adjustments.  To the extent not otherwise
                 -------------------------------
provided in this Agreement, Ralston and Agribrands shall take such action as is necessary to effect an adjustment to the books of the members of the Ralston Group and the Agribusiness Group so that, as of the Distribution Date, the prepaid expense balances and accrued employee liabilities with respect to any employee liability or obligation assumed or retained as of the Distribution Date by the Ralston Group or the Agribusiness Group are appropriately reflected on the consolidated balance sheets as of the Distribution Date of Ralston and Agribrands, respectively.

     7.15      Preservation of Rights to Amend or Terminate Plans.  Subject to
               --------------------------------------------------
the provisions of Article VII hereof, no provision of this Agreement, including the agreement of Ralston or Agribrands that it, or any member of the Ralston Group or the Agribusiness Group, will make a contribution or payment to or under any Plan herein referred to for any period, shall be construed as a limitation on the right of Ralston or Agribrands or any member of the Ralston Group or the Agribusiness Group to amend such Plan or terminate its participation therein which Ralston or Agribrands or any member of the Ralston Group or the Agribusiness Group would otherwise have under the terms of such Plan or otherwise, and no provision of this Agreement shall be construed to create a right in any employee or former employee or beneficiary of such employee or former employee under a Plan which such employee or former employee or beneficiary would not otherwise have under the terms of the Plan itself.

     7.16          Reimbursement; Indemnification.  Each of the parties hereto
                   ------------------------------
acknowledges that the Ralston Group, on the one hand, and the Agribusiness Group, on the other hand, may incur costs and expenses (including contributions to Plans and the payment of insurance premiums) arising from or related to any of the Plans which are, as set forth in this Agreement, the responsibility of the other party hereto. Ralston and Agribrands agree that they, or the appropriate members of their respective Groups, shall reimburse the appropriate members of the other's Group, as soon as practicable but in any event within 30 days of receipt from the other party of appropriate verification, for all such costs and expenses.

     7.17         Further Transfers.  For a period of six months following the
                  -----------------
Distribution Date, no member of either Group shall, directly or indirectly, without the prior written consent of a corporate officer of the other Group, solicit or attempt to solicit any employee or officer of such other Group for the purpose of obtaining his or her services for hire, or otherwise causing such employee to leave employment with such other Group, and no member of either Group, without the prior written consent of a corporate officer of the other Group, will, for such period of six months, hire such employee or officer; provided, however, if the employment of any officer or employee of one Group is terminated by that Group at any time following the Distribution, a member of the other Group may employ such person without the consent of the other Group

     7.18      Other Liabilities.  As of the Distribution Date, Agribrands and
               -----------------
Ralston shall each assume and be solely responsible for all Liabilities whatsoever of the other's Group with respect to claims made by, in the case of Agribrands, Agribusiness Individuals and, in the case of Ralston, Ralston Individuals, relating to any Liability not otherwise expressly provided for in this Agreement, including earned salaries, wages, severance payments or other compensation, regardless of whether such Liability was incurred before or after the Distribution Date.

     7.19        Compliance.  Notwithstanding anything to the contrary in this
                 ----------
Article VII, to the extent any actions of the parties contemplated in this Article are determined prior to the Distribution to violate law or result in unintended tax liability for Ralston Individuals or Agribusiness Individuals, such action may be modified to avoid such violation of law or unintended tax liability.

     7.20        Agreement of Parties.  Notwithstanding anything herein to the
                 --------------------
contrary, the agreements contained in this Article VII shall be binding only as between the parties to this Agreement, no Ralston Individual or Agribusiness Individual or other person shall have any right with respect to any such agreement, and no person other than the parties to this Agreement shall have any rights to enforce any provision hereof.

                                 ARTICLE VIII

                         POST-DISTRIBUTION OBLIGATIONS

     8.01     Agribrands' Post-Distribution Obligations. Agribrands shall, and
              -----------------------------------------
shall cause each member of the Agribusiness Group to, comply with each representation and statement made, or to be made, to the Internal Revenue Service (the "IRS") in connection with any ruling obtained, or to be obtained, by Ralston, from the IRS with respect to any transaction contemplated by this Agreement. Neither Agribrands nor any member of the Agribusiness Group shall for a period of three years following the Distribution Date engage in any of the following transactions, unless, in the sole discretion of Ralston, either
(a) an opinion in form and substance satisfactory to Ralston is obtained from counsel to Agribrands, the selection of which counsel is agreed to by Ralston or (b) a supplemental ruling is obtained from the IRS, in either case to the effect that such transactions would not adversely affect the tax consequences of the contributions, transfers, assumptions, Merger and Distribution described in Articles II and III of this Agreement to (1) Ralston or any member of the Ralston Group, (2) Agribrands or any member of the Agribusiness Group, or (3) the Ralston shareholders. The transactions subject to this provision are: (i) making a material disposition (including transfers from one member of the Agribusiness Group to another member of the Agribusiness Group), by means of a sale or exchange of assets or capital stock, a distribution to shareholders, or otherwise, of any of its assets (other than the transactions contemplated by this Agreement) except in the ordinary course of business;
(ii) repurchasing any Agribrands capital stock, unless such repurchase satisfies the requirements of Section 4.05(1)(b) of Revenue Procedure 96-30 or any successor Revenue Procedure; (iii) issuing any Agribrands capital stock that in the aggregate exceeds twenty percent (20%) of the issued and outstanding stock of Agribrands immediately following the Distribution; (iv) liquidating or merging with any other corporation (including a member of the Agribusiness Group); or (v) ceasing to engage in the active conduct of a trade or business within the meaning of Section 355(b)(2) of the Code. Agribrands hereby represents that neither Agribrands nor any member of the Agribusiness Group has any present intention to undertake any of the transactions set forth in (i), (ii), (iii), (iv) or (v) above.

     8.02      Ralston's Post-Distribution Obligations.  For a period of three
               ---------------------------------------
years after the date of the Distribution, Ralston shall, and shall cause each member of the Ralston Group, to refrain from taking any action which would adversely impact any ruling obtained, or to be obtained, by Ralston from the IRS with respect to any transaction contemplated by this Agreement.

     8.03       Indemnification of Shareholders.  In the event that Ralston or
                -------------------------------
Agribrands breaches or violates any covenant made in this Article VIII, the breaching party shall indemnify and hold harmless (a) all shareholders of Ralston, and (b) if the breaching party is Agribrands, Ralston as of the Record Date against and in respect of any and all costs, expenses, deficiencies, litigation, proceedings, taxes, levies, assessments, attorneys' fees, damages or judgments of any kind or nature whatsoever, related to, arising from, or associated with such breach or violation.

                                  ARTICLE IX

                 NO REPRESENTATIONS OR WARRANTIES; EXCEPTIONS

     Agribrands understands and agrees that, except as set forth in Article VIII, no member of the Ralston Group is, in this Agreement or in any Ancillary Agreement or other agreement or document, implicitly or explicitly representing or warranting to Agribrands in any way as to the Agribusiness Assets, the Agribusiness or the Liabilities of the Agribusiness Group or as to any consents or approvals required in connection with the consummation of the transactions contemplated by this Agreement, it being agreed and understood that the Agribusiness Group shall take all of the Agribusiness Assets "as is, where is" and that, except as provided in Section 2.04, the Agribusiness Group shall bear the economic and legal risk that conveyances of the Agribusiness Assets shall prove to be insufficient or that the title of any member of the Agribusiness Group to any Agribusiness Assets shall be other than good and marketable and free from encumbrances.

                                   ARTICLE X

                    GUARANTEES AND SURETY BONDS OF RALSTON

     Agribrands agrees that as soon as practicable following the Distribution Date, it will substitute surety bonds obtained by it for each of the surety bonds of any member of the Ralston Group, if any, relating to any Agribusiness Asset, the Agribusiness or any Liability assumed by Agribrands or its Subsidiaries of Affiliates hereunder. Agribrands agrees that it shall enter indemnification agreements in its name with each provider of a surety bond obtained with respect to the Agribusiness Assets, the Agribusiness or any Liability assumed by Agribrands. Except as set forth on Schedule ___, Agribrands shall use its best efforts to obtain the complete release and discharge of any member of the Ralston Group from all obligations (including any obligations upon any renewal or extension) related to the Agribusiness Assets, the Agribusiness or any Liability assumed by Agribrands on which any member of the Ralston Group is directly or contingently obligated as a guarantor or assignor or otherwise contingently liable (including, without limitation, any letter of credit) (the " Agribusiness Obligations"). In the event that Agribrands is unable to obtain any such release, Agribrands agrees that (i) it shall not extend the term or otherwise modify any such Agribusiness Obligation in a manner which would expand Ralston's financial exposure under such Agribusiness Obligation, (ii) it shall use its best efforts to substitute itself or another member of the Agribusiness Group as primary guarantor of such Agribusiness Obligations, and (iii) Agribrands or any member of the Agribusiness Group shall not assign any such Agribusiness Obligation or directly or indirectly transfer, sell or assign any assets securing such Agribusiness Obligation or comprising all or any substantial portion of a project, the financing of which gave rise to such Agribusiness Obligation, including, but not limited to, the transfer, sale or assignment of the capital stock of any Affiliate holding title to such assets, unless Ralston or the appropriate member of the Ralston Group, as the case may be, is released and discharged of all liabilities with respect to such Agribusiness Obligation. Without limiting any other obligation of indemnification under this Agreement or any agreement described herein, Agribrands shall defend, indemnify and hold harmless each member of the Ralston Group and their respective Affiliates, Subsidiaries, directors, officers and employees against any and all Liabilities whatsoever incurred or suffered by any of them as a result of any Agribusiness Obligation.

                                  ARTICLE XI

                                  NEGOTIATION

     If any question shall arise in regard to (a) the interpretation of any provision of this Agreement or, except to the extent provided otherwise therein, any Ancillary Agreement, or (b) the rights or obligations of either Group hereunder or thereunder, each Group shall designate a senior executive within its organization who shall, within thirty days after such question arises, meet with the designated executive of the other Group to negotiate and attempt to resolve such question in good faith. Such senior executives may, if they so desire, consult outside advisors for assistance in arriving at such a resolution. In the event that a resolution is not achieved within sixty days following such initial meeting, then the parties may seek other legal means of resolving such question, including but not limited to binding or non-binding arbitration.

                                  ARTICLE XII

                                 MISCELLANEOUS

     12.01          Conditions  to  the  Distribution.
                    ---------------------------------

     (a) The obligation of Ralston to make the Distribution is subject to the satisfaction of each of the following conditions:

          (i) The transactions contemplated by Article II shall have been consummated in all material respects;

          (ii) Ralston shall have received rulings from the IRS, in form and substance satisfactory to Ralston's tax counsel and independent auditors, that the contributions, transfers, assumptions, Merger and Distribution described in Articles II and III of this Agreement will not be subject to federal income taxation at the corporate or shareholder level;

          (iii) The Agribrands Stock and associated Rights shall have been approved for listing on the NYSE, subject to official notice of issuance;

          (iv) The Form 10 shall have been filed with the SEC and shall have become effective, and no stop order with respect thereto shall be in effect;

          (v) All authorizations, consents, approvals and clearances of all federal, state, local and foreign governmental agencies required to permit the valid consummation by the parties hereto of the transactions contemplated by this Agreement shall have been obtained; and no such authorization, consent, approval or clearance shall contain any conditions which would have a material adverse effect on (A) the Ralston Business or the Agribusiness, (B) the Assets, results of operations or financial condition of the Ralston Group or the Agribusiness Group, in each case taken as a whole, or (C) the ability of Ralston or Agribrands to perform its obligations under this Agreement; and all statutory requirements for such valid consummation shall have been fulfilled;

          (vi) Ralston shall have provided the NYSE with the prior written notice of the Record Date required by Rule 10b-17 of the Exchange Act and the rules and regulations of the NYSE;

          (vii) No preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a government, regulatory or administrative agency or commission, and no statute, rule, regulation or executive order promulgated or enacted by any governmental authority, shall be in effect preventing the payment of the Distribution;

          (viii) The Distribution shall be payable in accordance with applicable law;

          (ix) All necessary consents, waivers or amendments to each bank credit agreement, debt security or other financing facility to which any member of the Ralston Group or the Agribusiness Group is a party or by which any such member is bound shall have been obtained, or each such agreement, security or facility shall have been refinanced, in each case on terms satisfactory to Ralston and Agribrands and to the extent necessary to permit the Distribution to be consummated without any material breach of the terms of such agreement, security or facility; and

          (x) One or more members of the Agribusiness Group shall have been substituted, as of the Distribution Date in respect of all Ralston Group debt obligations assumed by Agribrands or another member of the Agribusiness Group pursuant to this Agreement.

     (b) Any determination made by the Ralston Board in good faith concerning the satisfaction or waiver of any or all of the conditions set forth in Section 12.01(a) shall be conclusive.

     12.02        Survival of Agreements.  All covenants and agreements of the
                  ----------------------
parties  hereto  contained  in  this  Agreement shall survive the Distribution
Date.

     12.03       Entire Agreement.  This Agreement, the Exhibits and Schedules
                 ----------------
hereto and the Ancillary Agreements shall constitute the entire agreement between the parties hereto with respect to the subject matter hereof superseding all previous negotiations, commitments and writings with respect to such subject matter. To the extent that the provisions of this Agreement are inconsistent with the provisions of any Ancillary Agreement, the provisions of such Ancillary Agreement shall prevail.

     12.04       Expenses.  Except as otherwise provided in this Agreement and
                 --------
the other agreements referred to herein, each party shall pay all of its costs and expenses (including attorneys' and accountants' fees, legal costs and expenses) incurred in connection with this Agreement and the consummation of the transactions contemplated hereby.

     12.05          Governing  Law.    This Agreement shall be governed by and
                    --------------
construed and interpreted in accordance with the laws of the State of Missouri, without regard to its conflicts of law principles, as to all matters, including matters of validity, construction, effect, performance and remedies.

     12.06          Notices.  All notices, requests, claims, demands and other
                    -------
communications hereunder (collectively, "Notices") shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, telegram, telex, facsimile or other standard form of telecommunications, or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

     If  to  a  member  of  the  Ralston  Group:

          Ralston  Purina  Company
          Checkerboard  Square
          St.  Louis,  Missouri    63164
          Attention:  General  Counsel

     If  to  a  member  of  the  Agribusiness  Group:

          Agribrands  International,  Inc.
          9811  South  Forty  Drive
          St.  Louis,  Missouri    63124
          Attention:  General  Counsel

or to such other address as either Group may have furnished to the other Group by a notice in writing in accordance with this Section 12.06.

     12.07         Amendment and Modification.  This Agreement may be amended,
                   --------------------------
modified or supplemented, and rights hereunder may be waived, only by a written agreement signed by Ralston and Agribrands. No waiver of any term, provision or condition of or failure to exercise or delay in exercising any rights or remedies under this Agreement, in one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of such term, provision, condition, right or remedy or as a waiver of any other term, provision or condition of, or right or remedy under, this Agreement.

     12.08         Successors and Assigns; No Third-Party Beneficiaries.  This
                   ----------------------------------------------------
Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of each Group and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests and obligations hereunder shall be assigned by either Group without the prior written consent of the other Group (which consent shall not be unreasonably withheld). Except for the provisions of Sections 4.02 and 4.03 relating to Indemnities, which are also for the benefit of the Indemnitees, this Agreement is solely for the benefit of each Group and is not intended to confer upon any other Person any rights or remedies hereunder.

     12.09        Counterparts.  This Agreement may be executed in two or more
                  ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     12.10          Interpretation.
                    --------------

     (a) The Article and Section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties hereto and shall not in any way affect the meaning or interpretation of this Agreement.

     (b) The parties hereto intend that, for federal income tax purposes, the contributions, transfers, assumptions, Distribution and Merger contemplated hereby shall qualify for non-recognition treatment under Sections 332, 336, 337, 355, 357(a), 361, 368(a)(1)(D) and 1032 of the Code.

     12.11       Legal Enforceability.  Any provision of this Agreement or any
                 --------------------
of the Ancillary Agreements which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining
provisions  hereof.    Any  such  prohibition  or  unenforceability  in  any
jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Each party acknowledges that money damages would be an inadequate remedy for any breach of the provisions of this Agreement or any of the Ancillary Agreements and agrees that the obligations of the parties hereunder and thereunder shall be specifically enforceable.

     12.12          References;  Construction.    References to any "Article",
                    -------------------------
"Exhibit", "Schedule" or "Section", without more, are to Articles, Exhibits, Schedules and Sections to or of this Agreement. Unless otherwise expressly stated, clauses beginning with the term "including" set forth examples only and in no way limit the generality of the matters thus exemplified.

     12.13          Termination.    Notwithstanding any provision hereof, this
                    -----------
Agreement may be terminated and the Distribution abandoned at any time prior to the Distribution Date by and in the sole discretion of the Ralston Board without the approval of any other party hereto or of Ralston's shareholders. In the event of such termination, no party hereto shall have any Liability to any Person by reason of this Agreement.



     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.



AGRIBRANDS  INTERNATIONAL,  INC.          RALSTON  PURINA  COMPANY




By:                                       By:


                              RALSTON  PURINA  INTERNATIONAL
                              HOLDING  COMPANY,  INC.




                              By:














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